Exhibit 10.1

Contract No.: LJ20070830

Daqing Longjiang Wind Farm Project

50 MW Wind Power Generator Set
Facilities

Purchase Contract

Signing Date: Nov. 15, 2007
Signed at：Wuhan

1. Definitions	4

2. Subject of Contract	6

3. Scope of Supply	6

4 Contract Price	8

5 Payment	9

6. Delivery and Transport	13

7 Packing and Mark	16

8 Technical Service and Liaison	19

9 Quality Supervision and Inspection	22

10 Installation, Debugging, Commissioning and Acceptance	26

11 Claim	30

12 Insurance	33

13 Taxes and fees	33

14 Assignment, subcontracting and outsourcing	34

15 Change, modification, suspension and termination of contract	34

16 Force Majure	36

17 Settlement of Disputes of the Contract	36

18 Execution of Contract and Valid Period	36

19 Others	37

Appendix 1 Composing and technical performance of contract equipment

Appendix 2 Supply scope of the seller and itemized price

Appendix 3 Technical Materials and relevant documents offered by the seller

Appendix 4 Technical training

Appendix 5 Requirement and treatment of seller’s technicians

Appendix 6 Treatment of the buyer’s employees

Appendix 7 Project schedule

Appendix 8 Check standard and method

Appendix 9 Inspection of power curve and availability

Appendix 10 Special tools, spare parts and consumables

Appendix 11 Acceptance certificate form

Appendix 12 DNA authentification

The contract is signed by and between Daqing Longjiang Wind Power Co., Ltd.(hereinafter referred to as the buyer) and Wuhan Guoce Nordic New Energy Co., Ltd. (hereinafter referred to as the seller ) with friendly negotiation. The items are as follows:

1. Definitions

The terms that are used in this document and in the appendices are hereby defined.

1.1 “The buyer” refers to Daqing Longjiang Wind power Co., Ltd.

1.2 “Seller” refers to Wuhan Guoce Nordic New Energy Co., Ltd.

1.3 “Contract” refers to this document and all parts of its appendices.

1.4 “Contract Price” refers to the part specified in Article 4 herein.

1.5 “Effective date” refers to the effective date of the contract specified in Article 18 herein.

1.6 “Technical Materials” refers to documents (including drawings, various captions, standards and various kinds of software) related to the design, production, inspection, installation, debugging, acceptance and performance acceptance test of the wind farm, and files applied to the correct running and maintenance of the contractual wind farm.

1.7 “Contractual Equipments” refers to the machines, device, materials, things, special tools, spare parts and all other things that are to be supplied by the seller in accordance with the contract.

1.8 “Supervision” refers to that the buyer entrusts a qualified supervisory organization to dispatch a representative or representatives to supervise the quality of the key parts of the contractual equipments in ways of documentary witness and on-site witness during the process of manufacturing the contractual equipments. This kind of quality supervision does not relieve the seller of liabilities for the quality of the contractual equipment quality.

1.9 “Performance Acceptance Test” refers to the test to be made in accordance with the requirements of appendix 7 herein for inspection the guaranteed performance value specified in the technical specifications.

1.10 “Pre-acceptance” refers to the acceptance entering quality guarantee period after the completion of all the tests on and during the installation of equipments supplied by the seller. See appendix 3 herein for pre-acceptance certificate which is to be signed by both parties.

1.11 “Final Acceptance” refers to the acceptance after the quality guarantee period. If tests prove that both performance indexes of each generator and other terms of the contract have been performed and the running of equipments are satisfactory, the buyer will issue a final acceptance certificate on which both the seller and the buyer will sign.

1.12 “Day, Month and Year” refers to the day, month and year by Gregorian calendar; “Day” refers to 24 hours; “Week” refers to 7 days.

1.13 “Contractual Wind Farm” refers to Daqing Longjiang Wind Farm.

1.14 “Technical Service” refers to such all-through services as relevant technical instructions, technical cooperation and technical trainings for the engineering design, equipment construction supervision, inspection, earthwork, installation, debugging, acceptance, performance acceptance test, running and maintenance related to the contractual equipments supplied by the seller.

1.15 “Site” refers to the site of the contractual wind farm. It is the place where the buyer will install the contractual equipments.

1.16 “Spare parts” refers to the parts of the 50 generator sets and its auxiliary equipments to be supplied according to this contract. The spare parts list is shown in appendix 2.

1.17 “Commissioning” refers to the runs during the debugging stage of each system or equipment of the wind power generator sets and the commissioning stage of the wind farm.

1.18 “Generator sets” refers to a complete set of equipments consisting of wind power generator sets and their auxiliary equipments.

1.19 “Written Documents” refers to any manuscript, typed or printed documents with an organization’s official seal.

1.20 “Sub-contractor” or “Sub-supplier” refers to another legal person and her/his successor and an assignee with the approval of this legal person who are subcontracted the five large parts within the contractual scope of supply by the seller.

1.21 “Equipment Defect" refers to such situations that the contractual equipments (including parts, raw materials, castings and forgings, and original parts etc.) may not meet the requirement of performance and quality standard specified in this contract as caused by design, fabrication error or ignorance of the seller.

1.22 “Installation” refers to assembling, installing and connecting each part of materials and equipments within contractual scope to the due locations at the running site according to the drawings.

1.23 “Debugging” refers to start of each wind power generator and the 360-hour-long inspection period for consecutive, unfailing, normal run of the entire system.

1.24 “Quality Guarantee Period” refers to the period from pre-acceptance to final acceptance.

1.25 “Overhaul” refers to regular maintenance and repairing according to the wind power generator sets running manual.

2. Subject of Contract

2.1 Names, Specifications (Types) and Quantities of Equipments

This contract includes manufacturing, transportation, installation, debugging, putting into production and quality guarantee of wind generator sets(excluding manufacturing of fitted tower), and all the auxiliary equipments, spare parts, special tools, consumable materials etc., drawings, each technical service, technical trainings, and necessary technical materials for assembling, inspection, training, technical service, installation, debugging, performance test, normal running and maintenance. See appendix 2 in detail.

2.2 See appendix 1 for the technical performances of contract equipment, and See appendix 9 for the technical guarantee parameters of the contract equipment by the seller.

2.3 The seller shall be liable for the engineering design related to the contractual equipments and provide technical materials.

2.4 All the equipments supplied by the seller shall be totally new, technologically advanced and mature and reliable, and be marked with mechanical processing equipment and test method. Materials used for the equipments must be attached with qualification certificate.

2.5 Delivery condition for the contractual equipment is: on-site delivery at the buyer’s project site. The seller is responsible for applying for train wagon/ship program and contacting related affairs about railway/waterway transport and for transporting the goods to the designated site by the owner.

3. Scope of Supply

3.1 Scope of contractual equipment supply provided the seller:

3.1.1 Scope of equipment supply of the first batch

S.N.	Name of contractual equipment	Type or specification	Quantity	Delivery time	Delivery place

1	Wind generator sets	DW1.0/56	10 sets	Within 10 months after signing contract	On-site

2	Central monitoring system	DW-CT02	1 set	Within 10 months after signing contract	On-site

3	Spare parts		1 batch	Within 10 months after signing contract	On-site

4	Consumables		1 batch	Within 10 months after signing contract	On-site

5	Special tools		1 set	Within 10 months after signing contract	On-site

6	Training (at home)		120 persons/days	Within 6 months after signing contract	On-site

7	Training (abroad)		30 persons/days	Within 6 months after signing contract	On-site

8	Instruction for installation and debugging		Entire process of installation and debugging	Within one week after equipments arrive at the site.	On-site

9	Quality guarantee technical service	24 months	According to the demand	To begin after completing on-site installation	On-site

10	Technical documents		10 sets	Before signing contract	On-site

11	Transport and insurance		10 sets	Be handled before delivery	On-site

3.1.2 Supply scope of equipment of the second batch

S.N.	Name of contractual equipment	Type or specification	Quantity	Delivery time	Delivery place

1	Wind generator sets	DW1.0/56	40 sets	Within 10 months after the beginning of the execution time in written form by the buyer	On-site

2	Spare parts		1 batch	Within 10 months after the beginning of the execution time in written form by the buyer	On-site

3	Consumables		1 batch	Within 10 months after the beginning of the execution time in written form by the buyer	On-site

4	Instruction for installation and debugging		According to the demand	Within one week after equipments arrive at the site.	On-site

5	Quality guarantee technical service	24 months	According to the demand	To begin after completing on-site installation	On-site

6	Technical documents		40 sets	Before signing contract	On-site

7	Transport and insurance		40 sets	To handle before delivery	On-site

3.2 The contractual scope of supply includes all the equipments, technical materials, special tools, spare parts and consumables. Any item, which is not listed in the invoice but should have been in the scope of supply by the seller and is necessary for the requirement of the performance guarantee value of contractual equipment meeting technical specifications, is found missing during the process of executing the contract, the seller shall be responsible for supplementing all the missing equipments, Technical materials, special tools and spare parts, for which the incurred fees the buyer does not bear.

4 Contract Price

4.1 The contract price is the total price of the contract

The total price of this contract is 316,900,238 Yuan, which mainly includes:

(1) 50 equipments 287,500,000 Yuan (50 sets×5,750,000Yuan/set);

(2) The sum of other fees is 29,400,238 Yuan, which includes fees of technical materials, technical service, taxes of contractual equipments, transportation and incidental expenses from manufacturer to project site, insurance fee etc. and all the other fees related to this contract.

4.1.1 Price of Contractual equipment

The price of this contractual equipment includes all the taxes, fees, and technical material fees, transport fees from the manufacturer to project site, insurance fees and all the equipment package fees.

4.1.2 Transportation and incidental expenses of the contractual equipments from starting station (on board)/ dock (on board) to the delivery site are born by the seller.

4.1.3 Insurance fees of the contractual equipments from starting station (on board)/ dock (on board) to the delivery site are born by the seller.

4.2    Itemized price see annex 2.

4.3    The above contractual price does not include fees for hoisting equipment at the buyer’s site.

4.4    The total value of this contract does not vary within the effective period of the contract.

5. Payment

5.1 Currency used in this contract is RMB.

5.2 Terms of payment: P.O. or T.M.

5.3 Payment for the contract price of the first batch of equipments paid in accordance with the following terms:

5.3.1 Within 30 days from the date when the contract comes into force, the buyer will pay five percent (5%) of the total price of the contract, i.e. 15,845,000 Yuan to the seller as deposit money.

5.3.2 Within 60 days from the date when the contract comes into force, the buyer will pay twenty five percent (25%) of the price of the first batch of equipments, i.e. 15,687,500 Yuan, as payment in advance, to the seller upon receiving the following receipt of the seller which is found in order by the buyer.

a) Issue a receipt with amount of twenty five percent (25%) of the contract price of the seller’s company sealed with the special financial stamp of the seller’s company, indicating such contents as product name, amount, unit price, total price and contract No. etc.

5.3.3 When the equipments arrive at the site, the buyer will pay thirty five percent (35%) of the price of the first batch of equipment, i.e. 22 151 500 Yuan to the seller after receiving the goods delivered within the specified time according to the delivery progress by the seller upon receiving the following documents of the seller which are found in order by the buyer:

a）   Two originals and three duplicate copies of detailed packing list;

b）   Two originals and three duplicate copies of manufacturer’s quality and quantity certificates;

c）   Tow originals and three duplicate copies of receipt sealed with special financial stamp issued by the seller’s company equivalent to thirty five percent (35%) of the price of the first batch of equipment, i.e. 21,976,500 Yuan, indicating such contents as product name, amount, unit price, total price and contract No. etc..

d）   Three copies of delivery receipt/railway transport document/truck receipt/shipping document;

e）   Copies of shipping notification to the buyer to notify him of the starting time of shipment, arriving time, quantity, weight and amount etc. of the goods 24 hours after delivery by the seller;

f）    Two originals and three copies of origin certificate of products.

5.3.4 After the on-site debugging is completed, the buyer will pay thirty percent (30%) of the price of the first batch of the equipments, i.e. 18,837,000 Yuan to the seller after the seller completes equipment installation and received the following documents of the seller in accordance with the contract which are checked by the buyer:

a）   Issue a receipt sealed with special financial stamp issued by the seller equivalent to thirty five percent (30%) of the price of the first batch of equipment, i.e. 18,837,000Yuan, indicating such contents as product name, amount, unit price, total price and contract No. etc..

b）   Three pre-acceptance certificates issued by the buyer proving that the seller has completed equipment installation and debugging in accordance with the contract;

c）   At the same time submit to the buyer the value-added invoice of the contract price of the first batch equipment (the sum is 100% of the contract price of the first batch of equipments, one in original and four in duplicate copies).

5.3.5 Payment condition for quality guarantee deposit: the quality guarantee deposit is five percent of the contract price of the first batch of equipments i.e. 3,139,500 Yuan upon receiving the following documents of the seller which are found in order by the buyer:

a）   Two originals and two copies of the final acceptance certificates signed by representatives of both parties;

b）   Issue a receipt sealed with special financial stamp issued by the seller’s company equivalent to five percent (5%) of the price of the first batch of equipment, indicating such contents as product name, amount, unit price, total price and contract No. etc.;

c）   The buyer has the right to deduct from the above mentioned payment from the claim or penalty that the seller shall pay.

5.4 Payments for the contract price of the second batch of equipments are paid in accordance with the following terms:

5.4.1 Within 30 days after the seller receives the written notification of the buyer and the production of the second batch equipments start, the buyer pay twenty five percent of the total contract price of the second batch of equipments, i.e. 63,527,500 Yuan, as payment in advance to the seller after receiving the following references and find them in order:

a) Issue a receipt with amount of twenty five percent (25%) of the contract price of the seller’s company sealed with the special financial stamp of the seller’s company, indicating such contents as product name, amount, unit price, total price and contract No. etc.

5.4.2 When the equipments arrive at the site, the buyer will pay thirty five percent (35%) of the price of the second batch of equipment, i.e. 88,938,500 Yuan to the seller after receiving the goods delivered within the specified time according to the delivery progress by the seller upon receiving the following documents of the seller which are found in order by the buyer:

a）   Two originals and three duplicate copies of detailed packing list;

b）   Two originals and three duplicate copies of manufacturer’s quality and quantity certificates;

c）   Issue a receipt sealed with special financial stamp issued by the seller’s company equivalent to thirty five percent (35%) of the price of the second batch of equipment, i.e. 88,938,500 Yuan, indicating such contents as product name, amount, unit price, total price and contract No. etc..

d）   Three duplicate copies of delivery receipt/railway transport document/truck receipt/shipping document;

e）   Copies of shipping notification to the buyer to notify him of the starting time of shipment, arriving time, quantity, weight and amount etc. of the goods 24 hours after delivery by the seller;

f）    Two originals and three duplicate copies of origin certificate of products.

5.4.3 Pay thirty percent (30%) of the price of the first batch of the equipments, i.e. 76,233,000 Yuan to the seller after the seller completes equipment installation in accordance with the contract upon receiving the following documents of the seller which are found in order by the buyer:

a）   Issue a receipt sealed with special financial stamp issued by the seller’s company equivalent to thirty percent (30%) of the price of the second batch of equipment, i.e. 76,233,000 Yuan, indicating such contents as product name, amount, unit price, total price and contract No. etc..

b）   Three certificates issued by the buyer proving that the seller has completed equipment installation and debugging in accordance with the contract.

5.4.4 Payment condition for quality guarantee deposit: the quality guarantee deposit is five percent (5%) of the contract price of the second batch of equipments i.e. 12,705,500 Yuan upon receiving the following documents of the seller which are found in order by the buyer:

a) Two originals and two copies of the final acceptance certificates signed by representatives of both parties;

b) Tow originals and three duplicate copies of receipt sealed with special financial stamp issued by the seller’s company equivalent to five percent (5%) of the price of the second batch of equipment, indicating such contents as product name, amount, unit price, total price and contract No. etc.;

c) The buyer has the right to deduct from the above mentioned payment from the claim or penalty that the seller shall pay.

6. Delivery and Transport

6.1 The delivery date and sequence of this contract equipment shall meet the requirement of equipment installation progress and sequence of the project to guarantee the timeliness and completeness of equipment. The contract equipments should be delivered as a whole as possible. Special tools and spare parts are shipped with the first batch of contract goods.

6.2 Delivery place: the delivery place of the contract equipments is the buyer’s project site.

6.3 Within 45 days from the date when the contract comes into force, the seller shall provide names, total weight, and total volume of each batch of goods, primary delivery plan of delivery date and total product lists under the terms of this contract and total packing lists (including one disc or disk). 30 days before the start of the expected shipment of each batch of goods, the seller shall notify the buyer of content of each item in article 6.5 with fax.

6.4 The seller shall deliver the goods to the destination designated by the buyer the buyer’s project site, and shall be responsible for all the affairs for delivering the goods to the destination designated by the buyer including insurance and middle-way storage specified in the contract and the related fees shall be contained in the contract price; the seller delivers goods at one time and the actual delivery date shall be considered as the day when the goods arrive the site. This date shall be the basis for calculating the penalty for later delivery of good hereof.

6.5 Within 24 hours after the goods are ready and shipping vehicles/ships are sent off, the seller shall notify the seller of the following contents about this batch of goods.

a）   Contract No.;

b）   Goods delivery starting date;

c）   names, codes and price of good;

d）   Gross weight of goods;

e）   Total volume of goods;

f）    Total packed quantities;

g）   Handing-over railway station/dock name/vehicle license No./ship License No. and waybill No.;

h）   Names, weight, volume and quantities of each product exceeding 20 tons in weight and 9m×3m×3m in size. Center of gravity and hoisting point must be indicated for each piece of such equipment (part) with sketches attached.

i）    For special products (equipments or substances having special requirement for environmental factors such as temperature and vibration and explosive, flammable and poisonous substances and other dangerous products), special indications must be made for its name, code, quality, special protective measures, storage method and accident treatment methods.

The seller shall at the same time airmail to the buyer one original and six duplicate copies of a detailed equipment list containing equipment code, specification, quantity, gross weight, total volume and size (length, width and height), unit price, total price, shipment starting place, shipment ready date, estimated arriving date and special requirements and attentions during transporting and storing process. For large parts exceeding 15 tons and 15m, 2m, 2m in length, width and height respectively and parts with special shape, the seller shall airmail to the buyer one original and three duplicate copies of an appearance drawing indicating center of gravity and hanging point. Within 5 days after shipment, the seller shall send to the buyer a set of the following nonnegotiable documents with express mail:

a）   Commercial invoice

b）   Packing list/weight list

c）   Certificates of quality and quantity

d）   Copies of transport documents

6.6 Products not invoiced shall be delivered on the basis of installation progress.

6.7 Before the ending of quality guaranteeing period, in case that spare parts in the buyer’s storage for replacing damaged equipment or parts are used because of the damage or potential deflect caused by the seller’s error or neglect, the seller shall be responsible for supplement all the used spare parts for free, and the seller shall transport them to the designated destination railway station/dock not later than 60 days with the knowledge of the buyer.

6.8    The seller shall, in accordance with the provision, provide Technical materials needed for wind farm design, construction supervision, debugging, test, inspection, training, running and maintenance to the sell batch by batch. The seller shall give the technical materials to the buyer with express mail or delivery within 6 weeks after the execution of the contract. Each set of technical materials shall contain one original and six duplicate copies of a detailed packing list. Provide 3 sets of Technical materials and relevant discs for equipment of each set according to the provision. A list of the above mentioned Technical materials shall be listed.

6.9    The Technical materials are usually delivered in the way of postal express. After each batch of Technical materials are delivered, the seller shall notify the buyer of the delivery date, mail No.; detailed list of Technical materials, quantity and weight and contract No. etc. with fax within 24 hours.

6.10  The actual delivery date is considered as the postal mark date on the consignment notice of the postal department. This date will be used as the basis for delay penalty calculation for any late document delivery according to article 11.10 of the contract. If it is found that technical materials are missed, lost or damaged after checked by representatives of the buyer or seller, and not caused by the  buyer, the seller shall supplement and provide to the site the missed, lost or damaged parts thereof for free within 14 days (7 days for urgent affairs) upon receiving notification of the  buyer. If the Technical materials are missed, lost or damaged because of the buyer, the seller shall supplement and provide to the site the missed, lost or damaged parts thereof within 14 days (7 days for urgent affairs) upon receiving notification of the buyer and the fees are born by the buyer.

6.11  The buyer can dispatch a representative to the seller’s factory and shipment station to check packing quality and monitor loading situation. The seller shall inform the buyer of the delivery date 20 days in advance. If the representative of the buyer can not participate in inspection in time, the seller has the right to send out goods. Inspection and monitoring of the above mentioned representative may not relieve the seller of its due liabilities.

6.12  The seller is required to delay equipment delivery because of the buyer(when the equipment fabrication is already completed), the buyer shall bear storage fee and maintenance fee if necessary.

6.13  The seller is liable for the loss of good during delivering process.

6.14  Station of arrival: Beidagang, Bayan Chagan village, Mongolian self-government county of Duerbote.

6.15  Goods acceptance unit: Daqing Longjiang Wind power Co., Ltd.

6.16  Mailing address of technical data

Unit: Daqing Longjiang Wind power Co., Ltd.
     Address: ICBC Building, No. 37 of Dongfeng Rd. Saertu district, Daqing city.
     Zip code: 163311
     Fax: 0549-4621899
     Tel.: 0459-4627259
     Contact: Lin Baojun

7 Packing and Mark

7.1 All the goods delivered by the seller shall comply with provisions in GB191-73 packing, storage and shipping direction mark and firm packages applicable to long-distance transport, repetitious moving, loading and unloading specified by the national supervisory organ. The packaging shall be complete and intact during transport, loading and unloading process equipped with vibration-reducing and impact-proofing measures. If the packages can not prevent the equipments from damages caused by vertical and horizontal added speed during transport, loading and unloading process, the buyer shall solve the problem in the design structure of equipments. The packaging shall be equipped with protective measures for preventing humidity, mold, corrosion and rust when needed according to equipment characteristics. Consider to prevent freezing when in severe winter. Deliver the goods safely to the installation site, ensuring there is no any damage or corrosion of the goods. Before product packaging, the seller is responsible for inspection and cleaning without foreign things left and guaranteeing complete parts and components.

7.2 The seller shall clearly mark component No. and part No. in the installation daring for each bulked parts and components within the packing box.

7.3 The seller shall print the following marks at the four neighboring sides of each packing box in Chinese characters with striking unfading paint.

a）   Contract No.;

b）   Shipment station/dock;

c）   Destination station/dock;

d）   Names of supply and receiving units;

e）   Name of equipment, set No. and drawing No.;

f）    Box No./Piece No.;

g）   Gross weight/net weight (kilogram);

h）   Volume (length×width×height, expressed with mm).

    For goods with or exceeding two tons, the side of the packing box shall be indicated with center of gravity and hoisting point with common mark and pattern for the convenience of loading, unloading and transport. According to the goods features, different requirement for loading, unloading and transport, such words as “gently place” “no upside-down” and “anti-rain” shall be brushed on the packing box.

For nude packed goods, the above mentioned relevant contents shall be indicated with metal label or directly on the equipment. Large goods shall be equipped with sufficient support or packing cushions.

7.5 Within each packing box, detailed packing list for names of sub-items, quantity, price and set No., qualification certificate and related equipment technical materials etc. shall be attached.  One technical instruction and one quality certificate for product acceptance respectively should be in the packing box of the purchased parts. Another two packing lists shall be sent by mail.

7.6 Spare parts listed in the contract shall be packed respectively according to each set of equipment, and indication shall be made at the external side of the packing box as one-time delivery.

7.7 Spare parts shall be packed separately, and in accordance with article 7.2, special tools shall also be separately packed. Special tools and spare parts are shipped with the main contract goods.

7.8 Bulked parts for equipment of each set shall adopt good packing method and put into suitable box, and send out within one vehicle if possible to reduce transport fees.

7.9 Latticed box and/or similar packages shall be capable of containing equipments and spare parts that may not be stolen or damaged by other substances or rain.

7.10 All ports of all pipes, pipe fittings, valves and other equipments must be protected with covers or otherwise properly protected.

7.11 The seller and/or other sub-contract shall not indicate any two boxes with one box No..

7.12 For goods with bright and cleaning process surface in need of accurate assembly, the process surface shall be protected with fine and durable layer (no paint is allowed) to prevent the occurrence of rust corrosion o r damages before installation.

7.13 The seller shall, 6 weeks after the contract comes into force, use packages applicable for long-distance, repetitious moving, rain prevention and humidity prevention for the Technical materials delivered and files together with equipments. The cover of each technical material package shall indicate the following contents:

a）   Contract No.;

b）   Names of supply and receiving units;

c）   Destination station/dock;

d）   Gross weight;

e）   Box No./Piece No..

Within each material package, one original and two duplicate copies of a detailed list of technical materials indicating Technical materials’ sequence No., Document Item No., Name and pages shall be attached.

7.14 Where the good are damaged or lost because of the bad packing or keeping of the seller, anytime or anywhere, once validated, the seller shall be responsible for timely repairing, replacement or compensation according to Article 11 of this contract. When the goods are damaged or lost during the transport, the seller is responsible for negotiate with insurance company and transport-undertaking department, and at the same time shall supplement the goods as soon as possible to the buyer to meet the demand of construction period.

7.15 The buyer shall return to the seller the special packing box and frames for multiple uses after the parts and components are delivered and confirmed (the seller shall bear the fees).

7.16 Within 5 working days after the equipment transport, the seller shall inform the buyer of storage and transport methods with fax and the buyer shall strictly follow the direction as possible.

7.17 If the contract equipments are damaged or lost because of the incorrect packing by the seller before loading and shipment, the seller shall be responsible for replacing, repairing and compensating according to the contract.

8 Technical Service and Liaison

8.1   The seller shall timely provide such all-through services as relevant technical instructions, technical cooperation and technical trainings for the engineering design, equipment construction supervision, inspection, earthwork, installation, debugging, acceptance, performance acceptance test, running and maintenance related to the contractual equipments supplied by the seller.

8.2   The seller shall send representatives to the site of the contractual wind farm to provide technical service and instruct the buyer through the process of installation, partial commissioning, debugging and start-up according to the Technical materials from the seller. And the seller shall also be liable for settlement any problem concerning manufacture quality and performance that arises during installation, debugging and commissioning.

8.3   The seller shall submit the plan for carrying out the services stated in item 8.1 and 8.2 in duplicate to the buyer by mail within 60 days after the contract comes into effect.

8.4   Both parties shall determine the frequency, time and place of the technical liaison meeting within 30 days after the contract comes into effect.

8.5   The seller is under the obligation to invite the buyer to participate in the seller’s technical design when necessary and is also liable for the interpretation of the design.

8.6   In case there are big problems that call for the immediate negotiation of both parties, either of the two parties can propose a meeting and generally the other party shall agree to attend the meeting.

8.7   As to each meeting and other types of liaison, the meeting or liaison minute shall be signed and enforced by both parties. In case the contract terms and conditions are to be amended, it shall be approved by the legal representative of both parties and the amended version shall be the standard.

8.8   In case the seller is to amend the scheme for installation, debugging, running and technical service proposed by the seller and confirmed by both parties at the meeting, the seller shall inform the buyer in written form for confirmation. In order to meet the requirements of site conditions, the buyer has the right to suggest alteration or amendment and shall inform the seller in written form. The seller shall take full consideration and meet the requirements of the buyer as possibly as it can.

8.9   The seller or the buyer has the right to distribute the materials related to the contractual equipments provided by the counterpart to all parties involved in the project, and no forms of tort thus arises. However, in no circumstances shall the materials be provided to the third party who is not involved in the project.

8.10 As to the materials of the seller and the buyer which are sealed with “CONFIDENTIAL”, both parties undertake the confidentiality liabilities and obligations.

8.11 In case the seller’s sub-contractor needs part of the technical service related to the contractual equipments or works in the site, it shall be organized by the seller and approved by the buyer. All the expenses shall be borne by the sub-contractor itself.

8.12 The seller (including subcontracting and outsourcing) shall undertake the full liability for supply, equipment, technical interface and technical service involved in the contract.

8.13 As to other equipments connected with the contractual equipments, the seller is under the obligation to provide interface and technical cooperation and no other expenses thus arises beyond the contract price.

8.14 The technicians who are sent to the site by the seller to offer services shall be experienced and competent. The technicians shall be confirmed by the buyer within 60 days after the contract comes into effect. The buyer has the right to suggest replacing those who fail to meet the requirements, and the seller shall assign new technicians recognized by the buyer. In case the seller fails to make a timely reply to the request for replacing incompetent technicians by the buyer, it shall be regarded as the delay of the project according to item 11.11.

8.15 The seller shall be liable for the loss caused by the technicians’ negligence or faults in instructing the installation, debugging and commissioning or by the seller’s failure in assigning personnel for instruction according to the requirements.

8.16 Specific requirements for technical service and liaison

8.16.1 Technical materials and design of liaison meeting

 The seller and the buyer shall prepare technical materials for technical liaison meetings. The content, time, place and participant of the meetings shall be determined by both parties. As to the scope of the seller’s technical materials, please refer to appendix 6 — list of technical materials

In the course of designing and interpreting, solution for problems shall be reached by all parties so as to ensure the economy and efficiency of the project and the reliability of technology.

The acceptance of the technical materials by the buyer does not exempt the buyer from any liability in the contract.

8.16.2 Drawing, planning and calculating

The seller shall prepare essential detailed drawings. The drawings shall be authentic and complete so that the buyer can consider the design of the project accurately.

The seller shall examine the drawings provided by the subcontractors in terms of dimension, components size and materials and sign the date of approval when they are considered to be up to the requirements and technical criteria. In case the drawings are not accurate or with error, the seller shall return them to the subcontractor for amendment before submitting them to the buyer.

The drawings submitted by the seller shall be noted with names of the drawings and confirmed by both the seller and the subcontractor. The drawings shall be supplied according to the specified number of copy.

The drawings are supplied by filling in the assignment note/form with serial number and caption.

Each drawing has one caption, serial number, issue number and scale.

Each drawing shall adopt metric scale and be note with proportion.

Design the calculation tables that can be checked and the calculation in manuscript are not accepted

The drawings for final installation and running shall be regularly renewed. In the process of debugging, the renewed drawings shall be examined by the seller and confirmed by the representative of the buyer. The “as-built drawings” shall be based on the renewed drawings.

The seller shall prepare the final complete drawings, i.e. the “as-built drawings” which are to be one part of the final operation and maintenance manual. After the final drawings are completed, the seller shall provide them in quintuplicate to the buyer.

All documents shall be specific enough for the buyer to operate each part of maintenance, disassembly and debugging.

8.16.3 Training program

☐ The seller’s liability of training: the seller shall bear all the buyer’s expenses on transport, accommodation, training materials as well as other expenses during the training in the seller’s factory; the seller is also liable for the second-round training in the course of installation and debugging.

☐ The seller’s commitment for the training effect: The seller must guarantee adequate training time and training quality and ensure the technicians from the buyer can master the skills in full maintenance of the equipments.

8.16.4 Others

According to the contract, during the operating period of the equipments, the seller and the buyer shall answer the questions concerning the design and technology posed by the counterpart.

Besides the formal training, the buyer has the right to send technicians to the seller to receive training at their own expenses.

During the period of training, the personnel from the buyer shall be permitted to have access to the seller’s workshop and similar operating equipments for the sake of installation, debugging and maintenance.

8.16.5 Time for maintenance of wind power generator breakdowns: On receiving the maintenance notification from the buyer, the seller shall arrive at the site within 36 hours after ascertaining the status of the breakdown.

9 Quality Supervision and Inspection

9.1   Supervision

9.1.1 The seller should offer design, fabrication and inspection standard catalog for the contract to the buyer in 30 days on the date when the contract takes effect.

9.1.2 The buyer will consign supervision units who are qualified or delegate representatives, together with identifiers from the seller, to do equipment construction supervision and test before leaving factory to understand the instance of equipment assembling, inspection, testing and casing quality, and sign. The seller has the responsibility to cooperate with supervisors to offer relative data and standards without assuming any charge from them in time.

9.1.3 Supervising range and detailed supervising testing/witness item include full course of products involved in the contract.

9.1.4 The seller should offer data follows to the supervising test of factory stationed representatives and supervising representatives:

9.1.4.1 When delivering equipment materials according to the contract, producing plan of the whole equipment and producing schedule and inspection project per month should be offered.

9.1.4.2 Offer supervising content and inspection time for equipment 7 days before action.

9.1.4.3 Offer standards (including factory standard), drawing, data, craftwork and practical craftwork course, inspection record, relevant files and copies related to the equipment supervision in the contract.

9.1.4.4 Give working and living convenience to the supervising representatives.

9.1.5 Supervising inspection/witness (usually on-site witness) should not affect the producing schedule in gear (not including shutdown inspection when significant problem appears), and should take practical producing course of the seller into account. If supervising representatives can not arrive to the locale on the informed time from the seller, testing work of the seller’s factory can be on the rails, with the results in effect, but the supervising representatives have the right to know, consult and copy the report and results of inspection and testing after (assignment to documentary witness). If the seller checks separately without informing supervising representatives, the buy will not accept the inspection results, and the seller should test with the seller’s representatives on the site.

9.1.6 Through supervision, when finding equipments and materials not matching standards and casing in the contract, supervising representatives have the right to make remarks and not to sign. And the seller should improve to ensure product quality. No matter the supervising representatives know or claim to know, the seller has the responsibility to tell initiatively and timely the big quality defects and problems through fabrication of contracted equipment. Keeping back is not allowed and the seller should not handle separately when the supervising unit knows nothing about it.

9.1.7 No matter supervising representatives are concerned with supervision and leaving factory check, or supervising representatives attend supervision and inspection, and sign the supervision and check report, it can not be considered as the seller unchaining the quality insurance responsibility under contract item 11, and it can not prevent the responsibility the seller should take on the equipment quality.

9.2  Factory Inspection and Open package inspection

Factory Inspection:

9.2.1 The seller should check and test the product under quality test project in appendix 7. The seller should offer quality certification, or quality certification of the producer the seller affirms, including physics and chemistry analysis certification. The seller should take all charge on check and test. And the seller should inform the buyer the exact date 2 weeks in advance before equipment check and test.

9.2.2 All contracted equipment/parts (including subcontracting and outsourcing) applied by the seller should be check and test strictly through producing process, and parts and/or the complete machine should be equipped and tested before leaving factory. All check, test and assembling should be recorded formally. And acceptance certification, as a part of technique data, should be posted to the buyer for data save. Besides, the seller should offer acceptance certification and quality certification in random files.

9.2.3 Identifiers from the buyer have the right to make remarks when they find defects on the equipment or unconformity to the contract. The seller should think over and adopt necessary measure to eliminate the defects, and all fees shall be born by them. After deflects are cleared, the seller should test and check once again, with all fees born by the seller.

9.2.4  Quality inspection and testing made by identifiers from the seller in fabricating factory of the seller does not equal to open package inspection and testing after the equipment reaches the building site, so the seller should still take quality responsibility.

9.2.5 The seller should offer necessary working facilities, technical data, drawing, testing tools and outfits to the buyers for free.

Open package inspection:

9.2.6 When products reach the destination, the buyer should reach the locale within 4 days after receiving the notice from the seller on his own expense, and check the casing, appearance and amount according to the waybill and packing list together with the buyer. Any unconformity that is affirmed to be the seller’s responsibility by the two parties should be solved by the seller. After the product reaching the locale, the buyer should open the box and test the amount, specs and quality as soon as possible. The buyer should inform the date of box opening test to the seller 2 day before test, and the seller should sent identifiers to attend locale test. The buyer should give working and living convenience to the identifiers from the seller. If the seller’s personnel do not reach the locale on time, the buyer has the right to open the box and test separately, and the test results and records have the effect to both sides and are the evidence in effect when the buyer claims compensation to the seller.

9.2.7 When any damage, defect, shortage or unconformity to quality standard and criterion in the contract on the equipment for the seller’s reason is found through locale test, record should made and be signed by both parties, each side keeping one as the gist for claiming repairing and/or changing and/or compensation; if the seller asks the buyer to repair the equipment, all the repairing charge should be taken by the seller; if damage or shortage for the  buyer’s reason are found, the seller should offer or change relevant parts as soon as possible after receiving notice from the  buyer, with all charge taken by the  buyer.

9.2.8 If the seller dissents the requirements of repairing, changing and compensation from the buyer, he should bring forward it within 7 days after receiving written notice from the buyer, or the requirements will come into existence. If dissenting, the seller should send representatives to the locale on his own expense to test again within 15 days after receiving the notice.

9.2.9 If representatives from the two parties can not be unanimous on the test records, they can consult wind farm testing institution to test. The test results have sanction to both sides and the test charge should be taken by the responsible party.

9.2.10 When receiving compensation claim from the buyer under the contract items, the seller should repair, change or reissue the shortage as soon as possible, all charge, including fabricating, repairing, carriage, and insurance should be taken by the responsible party. The compensation claim laid before will be deducted from contract fulfilling guarantee or the next payment by the buyer.

9.2.11 For the repairing or changing time of equipment or parts for the seller’s reason, under the principle that without affecting the building progress, but no later than 7 days after finding the defect, damage or shortage, or it will be solved under item 11.11.

9.2.12 The time of the buyer claims for compensation on the tested product will be not later than 180 days after products’ reaching on equipment storing field of contracted wild farm.

9.2.13 Inspection in item 9.2.2 to item 9.2.10 is only for the test of arrival products. Though no problem is found or the seller has changed or repaired under compensation claim, it can not be taken as the seller’s unchaining of quality assurance responsibility under item 11.

9.3   Quality Check and Accept of Fan Tower and Fan Foundation

Quality Check and Accept of Fan Tower: the seller should send personnel to attend the quality check and accept of the tower when leaving factory, and signs and issues tower leaving factory quality check and accept certification together with the buyer and tower producing and supervising party.

Quality Check and Accept of Fan Foundation: the seller should send personnel to attend the quality check and accept of finish of fan foundation, and signs and issues tower foundation finish quality check and accept certification together with the buyer and supervising party.

10 Installation, Debugging, Commissioning and Acceptance

10.1 The contract equipments are installed, adjusted, run and maintained see appendix 2.

.10.2 The acceptance after the completion of the contract equipment installation shall be conduced according to the requirement of the installation check list in appendix 8.

10.3 After the contract equipment is finished installation, the seller shall dispatch people to instruct debugging and solve equipment problems during the debugging as possible. The time needed for settlement equipment problems shall not exceed 14 days, otherwise it will be treated as delaying construction period according to article 11.11.

10.4 Performance acceptance test shall be conducted after all the equipments of each set run stably and run consecutively and stably for 360 hours. The buyer is responsible for this acceptance test and the seller participates. After the performance acceptance test is completed, and the contract equipments reach each performance guarantee index specified by power curve and availability in appendix 9, the seller shall sign the equipment performance pre-acceptance certificate with the seller within 10 days. If the contract equipments can not reach one or several indexes specified by the power curve and availability in appendix 9, it is treated according to article 10.6 and 11.7.

10.5 Subject to the condition of not affecting safe and reliable run of the contract equipments, if there is certain small flaw, and that the seller repairs the above mentioned flaws within the agreed time by both parties, the seller may agree to sign the performance pre-acceptance certificate.

10.6 If the first performance acceptance test can not reach one or several performance guarantee values specified by the power curve and availability in appendix 9, both parties shall analyze the reasons together and clarify liabilities which shall be born by the responsible party for taking measures, and within 30 days after the completion of the first acceptance test conduct the second acceptance test and conduct commissioning that is consecutive, unfailing, safe and stable for 360 hours.

10.7 After the second performance acceptance test, if there are still one or several technical indexes that can not reach the performance guarantee values specified by the technical specification of this contract, both parties shall study and analyze reasons together and clarify liabilities: if it is because of the seller, article 11 of this contract is executed; if because of the  buyer, this contract equipment should be considered as passed the performance acceptance, and within 10 days thereafter, the representative of the buyer will sign the performance pre-acceptance certificate of this contract together with the representative of the seller. But the seller is still obligatory to take measures with the buyer to make the performance of the contract equipment to reach the guarantee value.

10.8 If the commissioning and performance acceptance test on the contract equipments can not be made due to the  buyer’s reason, after 24 months after the arrival of the contract equipment at the site, it will taken as passed final acceptance, and within 10 days thereafter, the buyer shall sign the final acceptance certificate together with the seller. 360 hours after the stable running of the contract equipments, the delaying period of the performance acceptance test caused by the buyer exceeds 5 days, within 10 days thereafter, the buyer shall sign the performance acceptance certificate together with the seller.

10.9 Whether the performance acceptance test of the contract equipment is made once or twice, the buyer will issue the final acceptance certificate within 5 days after finishing claim from the day when the pre-acceptance certificate is issued to 24 months according to the provision of article 11.4.

10.10 Performance acceptance certificate issued according to article 10.4 and 10.7 only prove that the equipment performance and parameters are accepted up to the time when the performance acceptance certificate is issued according to the contract requirement, but can not be considered as evidence for relieving relevant liabilities of the seller for possible existing deflect that may cause damage of the contract equipments. Likewise, the final acceptance certificate shall also not be considered as evidence for relieving relevant liabilities of the seller for possible existing deflect that may cause damage of the contract equipments.

Potential deflect reforest to the potential danger of the equipment that can not be found under normal situation during manufacturing and short-term running process. The period of liability of the seller for correcting potential deflects shall last till the termination of the 24 months guarantee period to the first overhaul. When such potential deflect is found (through confirmation of both parties), the seller shall repair or replace according to the specification of article 6.7 and 11.3.1 hereof.

10.11 Anytime during the process of executing the contract, for the request of the seller on inspection testing, retesting, repairing or replacing work out of the need of the seller’s responsibilities, the buyer shall make arrangement to cooperate with the above mentioned work. The seller shall bear fees for repairing, replacement or labors. If the seller entrusts constructor of the buyer to process and/or repair and replace equipment, or there is re-work caused by the error of the design drawings of the seller, instruction errors of the seller, the seller shall pay fees to the buyer according to the following formula: (all the fees are calculated according to the rate at the time when the fees happen).

P=ah+M+cm
Among which P – total fees (Yuan)
a – labor fee (Yuan/hour·person)
h – Person time (hour·person)
M – Material fee (Yuan)
C – Set & shift number (set·shift)
M – Set & shift fee for each equipment (Yuan/set·shift)

10.12 Penalty for insufficient performance of equipment

When the equipment performance does not meet the requirement, the seller shall repair it in time free of charge until the requirement is met. If the requirement still can not be met after correction, for each lowering percentage point of power curve, the penalty is 1% of the price of each equipment; for each lowering percentage point of availability, the penalty is 1% of the total price of each batch of equipments; but the final total penalty shall not exceed 5% of the total price of the contract.

10.13 Work at workplace

10.13.1 Installation preparation

The installation plan of wind generator equipment is proposed by the seller and handed to the buyer before installation and studied and approved by both parties. Before installation, the seller’s people shall check once on the delivered wind generator equipment and point out the final deflects caused by transport or other reasons. These deflects will affect the quality guarantee for the equipments delivered by the seller.

Before installation, technicians of both parties shall check whether the design, drawings and materials of equipment are complete in an all-round way, and the buyer is responsible for whether framework, earthwork and electricity etc. are equipped with installation conditions.

10.13.2 Experienced technicians of the seller

The seller shall dispatch experienced technicians in charge of installation, completion test and commissioning of the supplied equipments and instruments and other possible necessary tests to ensure the installation may be done smoothly according to the contract.

10.13.3 Supervision of the seller’s employee

The seller’s employee will instruct the buyer’s employee responsible for installation to complete the work according to the required preciseness and quality.

10.13.4 Water, power and others

For the purpose of the engineering, the buyer will provide the seller with working and living service facilities such as on-site water and power, offices, and office equipments.

10.13.5 Safety measures

The equipment installation plan must put forward safety measures which shall be observed by employees of both parties. Workers of both parties must observe all the applicable safety rules on site.

10.13.6 Test after project completion

The test after project completion is made jointly by both the seller and the buyer.

10.13.7 Commissioning

The commissioning of the equipments provided by the seller is conducted by the seller and assisted by the buyer. The commissioning shall be conducted immediately after finishing “test after project completion.”

11 Claim

11.1 Quality warranty

11.1.1 Start point and termination of quality warranty

Quality warranty to the contract equipment to be supplied by seller starts from the signature of acceptance certificate for individual works. Warranty period is good for 24 months. At the end of warranty period, performance will be conducted on contract equipment, especially for the reliability under the warranty.

At the end of 24-month quality warranty period, both parties will sign off relevant certificates (final acceptance certificate) in triple copies of both original and duplicate.

11.1.2 Extension of warranty period

If equipment availability proves to not meet specified requirement during warranty period due to quality problems on seller side, 24-month warranty period under this contract will be prolonged by the same period of down time and maintenance time.

11.2 Seller guarantees all the equipment to be supplied under this contract is fresh new, accommodating general and safe operation and demonstrating long life. Also they must meet requirement specified in the contract. Equipment must be fabricated with advanced, mature technology and best quality. Equipment must demonstrate reliable and economical operation and is easy for maintenance.

11.3 Seller guarantees the technical materials to be provided as required in the technical specification under the contract are integral and the contents are correct and accurate. Such documents must accommodate design, installation, commissioning, operation and maintenance of contract equipment. Warranty period secured by seller for contract equipment will not expire until the buyer issues acceptance certificate.

11.3.1Seller guarantees that the technical parameters for the equipment are tested and proved by manufacturer. Their integrity also is qualified through test to comply with contract. Drawings and document to be provided by seller must be correct and free of errors, meeting requirement for design, installation, commissioning, operation and maintenance.

During performance of contract, if the equipment provided by seller is found defective and Technical materials are full of mistakes or rework or scrap are caused to the project due to negligence by technicians of seller, seller should immediately make repair or replacement at its own cost. If replacement is needed, seller will take over all the costs to be incurred from occurrence to the installation of new equipment is completed. Replacement or repair timing should not be more than 30 days since the date when seller is proved to assume the responsibility. If not, clause 11.11 will apply.

11.3.2 If the buyer fails to follow the technical document, drawings, instructions or follow the instructions given by site service technicians of seller while carrying out construction, installation or commissioning and such actions lead to equipment damage, the buyer will assume responsibility for replacement and repair. However, seller has the obligation to provide needed replacement parts. For parts urgently requested by the buyer, seller should arrange the fastest delivery at its own cost.

11.3.3 To accommodate design, installation, commissioning, operation and maintenance, seller will provide installation supervision, training to staffs of the buyer and 24-month quality warranty as requested in the “service” part of the contract.

11.4 After warranty expires, the buyer will issue within 30 days the certificate of acceptance against contract equipment. The conditions are: Seller must finish handling all the claims and compensation which are implemented by the buyer prior to the expiry of such warranty. However, seller assumes no liabilities for any abnormal maintenance or wrong operation or losses from normal wearing.

11.5 Within warranty period, if equipment is found defective and not conforming to contract, it is deemed as responsibility of seller. In this case, the buyer has rights to make claim against seller. In case of doubt by seller, clause 9.2.7 will apply. Otherwise, seller will provide immediate and free of chare repair or replacement, claim or arrange other parties for repair work right after seller receives notice from the buyer regarding the claim. Both parties will arrive within 30 days of the claim request on site where equipment should be replaced.

If minor defects are found with equipment, seller can make the replacement by its own. The costs incurred will be borne by seller.

For the defects found during quality warranty, claim request which is presented within 14 days after warranty period is still valid.

11.6 If defective equipment needs to be replaced or repaired due to fault on the side of seller, such occurrence causes stop to delivery or delay to installation, then warranty period will be prolonged by the period equivalent of actual repair or replacement.

11.7 If equipment fails to maintain requirement as specified in the specification for the warranty period due to fault on side of seller, then the buyer has rights to make claim. Seller should within 1 month of the notice take possible actions. If such actions fail, seller should pay penalty following clause 10.12.

After seller pays penalty, he still has the obligation to provide technical service to the buyer and take all the possible actions needed to maintain performance of such equipment.

11.8  For serious defects with contract equipment during warranty period due to fault on side of seller, that is, six main components (vane, gear box, generator, deviation system, electrical control system and tower) cannot continue the operation due to such defects, then the warranty period for such components will be 24 months starting from the date of corrections are corrected. Downtime cannot exceed 14 days. If yes, claim will be based on the power generation.

11.9 If seller fails (except for force majeure) to deliver the goods to the schedule in the contract not because of the fault on side of the buyer, actual delivery date is calculated according to clause 6.1 and 6.4. The buyer has rights to claim penalty against seller based on following rates:

A. When delivery or payment is delayed for 1-4 weeks, for each week, the penalty is 0.25% of the delayed amount.

B. When delivery or payment is delayed for 5-8 weeks, for each week, the penalty is 0.4% of the delayed amount.

C. When delivery or payment is delayed for over 8 weeks, for each week, the penalty is 1% of the delayed amount.

For above calculation, if the delay is less than 1 week, then 1 week will be used in the calculation. However, total of the penalty from the delayed delivery of equipment under the contract will not exceed the total amount of contract equipment by 5%. Price reduction or indemnity does not relieve seller of his reliabilities during warranty period. Seller paying penalty does not relieve seller of the obligation to continue the delivery of contract equipment. For equipments which are delayed for over 6 months and have significant impact on installation and trial operation, the penalty to be paid by seller to the buyer can exceed the total amount of equipment by 5%. At the same time, the buyer has rights to terminate the contract in partial or in full.

11.10 If it is verified that seller’s fault causes seller to fail to make the delivery as scheduled in the specification of the contract, both parties will verify the key technical materials, design and planned materials which affect construction progress. For each week delay, penalty is 0.2% of contract amount. Delayed delivery is counted as specified in clause 6.10.

11.11 If contract performance is delayed due to delay, negligence and or mistakes with the technical service by seller, for each week delay, seller will pay as penalty to the buyer 0.5% of the amount for each equipment package. However, such penalty should not exceed 5% of total contract amount for equipment. Also seller will pay for all the direct losses due to his faulty technical service or breach of contract.

11.12 Delay by other organizations

In addition to contract equipment, this project also covers civil work and other mechanical and electrical works. The buyer should guarantee the completion of all other works to the schedule. Completion date and delivery of civil works are very important for seller. Such delivery must be specified in the timing plan as in annex 10.

11.13 If additional costs occur to seller due to delay to civil, mechanical or electrical works, the seller will make claim request to the buyer. Such compensation will be calculated based on physical costs, including inventory, but not including profit. However, if above delays are longer than 30 days, seller cannot make claim request. In case of excess of 30 days, compensation payout will be counted from the 30th day.

11.14 After hoisting was completed, the fan could not be in long-term shutdown and the failure must be disposed within 14 days. The seller should pay for the loss of the buyer according to the reduced generated energy.

12 Insurance

12.1 The insurance paid by seller will last until goods arrive on site. Insurance amount will be 110% of contract amount (one hundred and ten percent)

12.2 Seller will pay insurance for all the people he sent to site.

13 Taxes and fees

13.1 Seller will pay all the taxes and fees rated to this contract in accordance with applicable national tax laws, codes and regulations.

13.2 All the taxes and fees occurred outside China in relation to the performance of this contract will be paid by seller.

13.3 The prices contained in this contract are tax included. Taxes and fees for equipment, technical materials, service (including transportation) and imported equipment/parts are all included in the contract prices and will be paid by seller.

14 Assignment, subcontracting and outsourcing

14.1 Seller is not allowed to assignment in partial or full of any part of the contract to any other parties.

14.2 Annex 6 is the list of subcontractors for seller. Five big components of the wind power generation system are not allowed for subcontracting without consent with the buyer. If subcontract is allowed, the contents and ratio of subcontract items must be approved by the buyer.

14.3 Technical service for the equipment/components under subcontract will be handled according to clause 8.11, 8.12 and 8.13.

14.4 Seller assumes all the liabilities for all the subcontracted equipment and components under the contract.

14.5 Without obtaining agreement, seller can purchase materials or sign contract with manufacturers or suppliers specified in the contract to purchase small items or any commodities for the project.

14.6 Seller assumes liabilities for their behavior, negligence or violation by its subcontractors or agent or its employees. Seller assumes liabilities for its agent or employees for their behavior, negligence or violation.

14.7 The buyer has the rights to access workshops or other places at designated subcontractors and suppliers

14.8 If the seller is detected as violation in the subcontracting, the buyer has rights to perform the contract on behalf of the seller while original liabilities of the seller are not reduced.

15 Change, modification, suspension and termination of contract

15.1 Once contract becomes effective, neither party is allowed to make and unilateral and arbitrary modification to contracts (including appendices). Changes to contract subject, quantity, quality, price, duration, quality standard and inspection standard and methods must be agreed to between both parties through negotiations in supplementary agreement, which has the same legal effect as the contract. In case of conflict between supplementary agreement and contract, the former will apply.

15.2 In case either party has violation or refuses to perform the contract, the other party will notify such party in writing. The violating party will within 15 days of the notice will make corrections to such violations or refusal. If corrections cannot be corrected in 15 days, correction plan is needed. If correction fails or correction plan cannot be proposed, the other party will reserve the rights to terminate in partial or in full the contract. For such termination, the other party will not issue change order. All the costs, fees and claims incurred from this will be the liability of the opposite party. If there are other clauses available with regards to such violation, such clauses will be applied for.

15.3 During term of contract, if the contract cannot be further performed due to change to national planning, the seller and/or the buyer can propose to the other party to terminate or modify affected clauses.

15.4 If the returned goods are requested by the buyer during term of the contract, the buyer will pay penalty to the seller. Such penalty will be 10% of the amount for returned equipment. Also losses caused to seller will be paid to the seller.

15.5 If the equipment cannot be delivered due to fault on seller side, the seller will pay penalty to the buyer. Such penalty will be 10% of the amount for returned equipment. Also losses caused to the buyer will be paid to the buyer.

15.6 If the seller has bankruptcy, ownership change (merged, enquired, disbanded or cancelled) or insolvency or carries out operation under bankruptcy just for the interest of creditor, the buyer has rights to immediately notify in writing the seller or trustee-in-bankruptcy or the new owner of the contract to terminate the contract or propose different choices to trustee-in-bankruptcy, liquidator or the new owner of the contract. Depending on their reasonable guarantee the performance of such contract, the contract which was agreed to by the buyer will be performed.

15.7 In case of occurrence related to clause 15.6, the buyer has rights to obtain the takeover of all the contract equipment related tasks. Also he can at appropriate time take away all the contract equipment related design, drawing, instructions and materials in the premises of the seller. The ownership of such items belongs to the buyer. The seller will provide the buyer with all the convenience for such handling so that the buyer can remove above design, drawings and materials. The buyer will assume no liabilities for any direct or indirect claims against the seller from termination of such contract. In addition, both parties will reach agreement on the evaluation of the performed part of the contract. Also they will handle all the consequences because of advance contract termination.

15.8 Work suspension due to violation to contract

If one party violates the contract or has negligence during performance, the other party can request the violating party to stop any further violation and make corrections. In such case, liability borne parties have no rights to request extension. Nor has he the right to stop work and request for compensation. Nor has he the rights to be relieved of penalty.

16 Force Majure

16.1  Force Majure means that when signing the contract , the incidents unforeseeable , unavoidable , and unsolvable , including but not limited to severe natural disaster or calamity (such as typhoon , flood , earthquake , fire or explosion etc.) , war (no matter declared or not) , rebellion , commotion etc . Any party of the contract , because of force majure, and execution of the contract was influenced , will delay the time limited of pursuing the obligation of contract with the time limit equal to the duration of force majure , but can not adjust the price of the contract due to delay caused by force majure.

16.2 The party influenced by force majure should notify by fax about the detail of force majure to the other party after happening of force majure, and within 15 days delivered the proving documents issued by the authority to the other party, the party influenced should try his best to reduce the influence and the delayed caused, once the influence of force majure is finished, he should notify the other party.

16.3 If both party estimate that the influence of force majure might be prolonged to over 120 days, each party should solve the execution problem of this contract through friendly negotiation.(including delivery, installation, commissioning and acceptance etc.)。

17 Settlement of Dispute of the Contract

17.1 All the disputes related and caused by this contract should be solved through friendly negotiation, if negotiation failed, any party of the contract has the right to apply for arbitration at the arbitration institute at the location of the buyer, and the arbitration will have power upon both parties.

17.2 Unless other agreements exist, the arbitration will not influence that each party continue pursue his own obligations under the contract.

18 Execution of contract and valid period

18.1 The starting condition of this contract is as followed：

Authorized Representatives of both parties sign；

The buyer received the indemnity money of the seller.

The seller received the down payment of the buyer according to the contract；

18.2 The effective date will start from the action date of the contract to when the final acceptance document is issued, compensation finished, money paid and goods delivered. After the contract is finished, any unfinished debt and debit will not be influenced by the contract finished date. The debit party will continue his obligations to the debt party.

18.3 This contract is written in Chinese, in four duplicates, each party holds two copies.

18.4 The appendices of this contract is the crucial part of this contract, and has the same legal power as the main body of the contract. If the appendices have some difference with the main body of the contract, the main body of the contract has the priority.

18.5 Any supplement, adding or revision of this contract should be in written form and should be signed by authorized representative of each party. They should be the part of this contract and has the same power as the main body of the contract.

18.6 Without permit of the other party, any party should not assignment any right or obligation under the contract to any third party.

18.7 The seller can partly or totally assignment his contract obligations to the seller’s registered company in China.

18.8 If any party under the contract has combination, separation of re-grouping, he should immediately notify the other party about the arrangement of his contract obligations, and the bearing party of the contract obligations will pursue the contract changing formalities. The bearing party will continue the unfinished responsibilities and obligations, and should ensure that the pursuing of the contract and bearing of responsibilities will not be influenced hereinafter.

18.9 During the execution of this contract, any communications between two parties should be in Chinese or in English. The formal notify should be in written form, the fax about important matters should be in registered letter or by express mail.

19 Others

19.1 The laws adapted to this contract are the present laws of Peoples Republic of China.

19.2  The contract documents include：

a) Bid publication file and supplement

b) Bidding tendering documents and supplement

c) Clarification document

d) Clauses of this contract and its appendices.

e) Other supplement files, drawings, meeting memos, and other written documents signed formally by both parties.

Each part of the above mentioned documents should be complementary, and illustrative. If there is anything not in the same way for the early and late documents, the early ones should have priority. When the drawings and the words has contradiction, the words have priority. If there is any thing not in the same way in standards, the higher standards have the priority.

The appendices included by this contract are the crucial part of this contract and has the same legal power.

19.3  Patent：The seller should ensure the buyer, when using the goods or any part of the good , not be impeached by third party for violation of his patent right , brand right or industrial design right . When any third party raises compensation for violation, the seller should response to the third party for Settlement, and should bear the legal and economical responsibilities caused hereinafter.

19.4 Any party without the permit of other party should not assignment part or all the rights and obligations to the third party.

19.5 For the documents and files supplied by both parties under this contract should not be provided to any third party unrelated to the contract equipments and projects. Without authorization of the buyer, the seller should not let other party know the content of the bidding document, and should not imply to the public or make publication of the document or copy of the contract through media.

19.6 With former written agreement of the buyer, the seller can absorb new partners. The newly joined partner should be responsible for the contract obligations, and the buyer should still be the main obligation part of the contract.

19.7 [The seller’s Project Manager]

The seller should nominate one representative or authorized person who is agreed by the buyer in written form as the project manager of the seller and be responsible for the entire work under this contract. This representative should fully act the seller’s responsibilities. The instructions make by the buyer to this representative should be deemed as the instructions to the seller. The buyer should accredit this project manager, if during the execution of the contract, the buyer doesn’t think the representative is efficient enough, he can be changed after negotiation of both parties.

[Qualified and Enough People]

The seller should provide with qualified and enough engineers, supervisors and workers , the name list of the authorized people should be kept as special record , which displays the name , condition and communication address , and notify to the buyer. This record should be checked by the buyer.

19.8  Any mail communication notification or requirement , if is written formally and sent to the following address by people , or registered mail , air mail , telecommunication or fax , after getting confirmation by the people of other party and/or by communication equipment , will be deemed as having been formally accepted by the other party.

19.9 At the site, the seller should abide by the normal working regulation of the buyer. The buyer allows that the buyer works continuously in the working time：beyond the normal working time and the local regulated rest time should not work , unless

According to the contract he should work；

To save property or To save property or for the safety of project , the work is unavoidable or must be proceeded , under this condition , the seller should notify the  buyer；

Or the buyer agrees the work.

19.10 The buyer’s Responsibility

The buyer should provide the seller’s site people with transportation facilities and drivers from Daqing City to the Site.

The buyer should prepare one office and tool storage room at the site.

The buyer should be responsible for the finishing of the fan base, road, civil work and electrical work at the site.

The seller should be responsible for organizing qualified installation team, under supervision and instruction of the seller, install, crane, finish and making commissioning. The seller should be responsible for organizing qualified installation team, under supervision and instruction of the seller, install, crane, finish and making commissioning.

The buyer provide crane and crane operators for installation of the tower frame and the fan.

The buyer should be responsible for the water, electricity and road at the site.

The buyer should help the seller unloading at the site.

The buyer should provide accommodation for the seller’s technicians for free.

19.11  Site clearing：After the project is finished , the seller should move all his equipments.

19.12 This contract has 2 original copies and 4 duplicated copies, each party hold 1 original copy and 2 duplicated copies.

19.13 The address of each party is as follows:

The buyer: Daqing Longjiang Wind Power Co., Ltd.
Address: 1707 Room, ICBC Building, No.37 of Dongfeng Rd., Saertu District, Daqing city, Heilongjiang.
Fax: +86-459 4621889
Tel.: +86-459 6618200
Zip code: 163311

The seller: Wuhan Guoce Nordic New Energy CO., LTD.
Address: T1, Guoce Road, Miaoshan development zone, Wuhan, Hubei
Fax: +86-27 87990787
Tel.: +86-27 87990702
Zip code: 430223

The buyer: Daqing Longjiang Wind Power Co., Ltd.
Authorized representative:
The seller: Wuhan Guoce Nordic New Energy CO., LTD.
Authorized representative:

Signing date: Aug. 30, 2007

2.3 The Plant shall be brand-new, mature, secure, economical and complete, meet national environmental requirements, and be designed according to specific standards, and its performance shall comply with the requirements of performance guarantee value as defined in Appendix 1; production processes and raw materials categorically prohibited by laws of PRC shall not be used.

2.4 Technical specifications, technical and economic indicators and performance of the Contract Plant are shown in Appendix 1 hereto.

2.5 Detailed scope of supply of the Contract Plant supplied by the seller is shown in Appendix 2 hereto.

2.6 Detailed technical data supplied by the seller are shown in Appendix 3 hereto.

2.7 Detailed technical services supplied by the seller are shown in Appendix 7 hereto.

2.9 2.10 The Vender shall, within 15 years after final acceptance of each set of the Contract Plant, continue providing the buyer with spare parts for normal operation of the Contract Plant at market price.  Within the service life of the Generator Set, in the event that the Vender intends to stop production of or be unable to produce some spare parts, it has the obligation to notify the buyer in advance so that the buyer has adequate time to place an order for a last purchase of necessary spare parts from the Vender.

5.3.2 When the manufacturing of each set of Contract Plant progresses to 60% completed (i.e. hub, gear case, generator, main control cabinet and the yaw system to the factory for general assembly, and blade materials complete), the Vender will furnish relevant certifications to the buyer for confirmation and submit VAT (value added tax) invoice (one original and two duplicates) for 30% of the contract price of each set of Plant (RMB 1.8 million) to the buyer. Within 1 month after verification, the buyer shall pay 30% of the contract price of this set of Plant (RMB 1.8 million) to the Vendor as the progress payment.

5.3. 3 The Vender shall, in accordance with the order of delivery, transport each set of Contract Plant (parts and components in Appendix 6 Schedule of Prices) to the place of delivery within the specified time. When the last batch of each set arrives at the delivery site, the Vender shall submit the VAT invoice (one original and two duplicates) for 30% of the contract price to the buyer. It also shall furnish the supply list, the certificate of quality conformity, the bill of lading and the packing list to the buyer, who shall pay 30% of the contract price of this set of Plant (RMB 1.8 million) to the Vendor within 1 month after verification.

5.3.4 After the installation of each set of Contract Plant, the single set commissioning is conducted. Having passed the preliminary acceptance, the Vender shall submit the VAT invoice (one original and two duplicates) for 25% of the contract price (RMB 1.5 million). Within 1 month after verification, the buyer shall pay 25% of the contract price of this set of Plant (RMB 1.5 million) to the Vendor. If any problem is found, the corresponding part shall be deducted.

5.3.5. 5% of the contract price of each set of Plant is taken as the quality guarantee deposit for it.

5.3.5.1 After the granting of the final acceptance certificate of this set of Plant by the  buyer, within 1 month after the Vendor submit the following documents and the buyer verifies them, the buyer shall pay 5% of the contract price of this set of Plant (RMB 0.3 million) to the Vendor. If any problem is found, the corresponding part shall be deducted.

5.3.5.1.1 The financial invoice (one original and two duplicates) for 5% of total contract price of this set Plant shall be furnished.

5.3. 5.1.2 The copies of the final acceptance certificate of this set Contract Plant are provided in duplicate.

5.4 Payment of additional charges: In total, RMB 21.7 million is to be paid for the technical services, freight and miscellaneous charges, spare parts, consumables and special tools, averagely RMB 0.434 million additional charges for each set Plant, which shall be paid lump sum according to the initial sets before delivery.

5.5 The time of payment takes the date of issue by the buyer’s bank as the actual payment date. If this date is later than the specified payment date, the liquidated damages shall be calculated and paid from the specified payment date on as per Article 11.13 of this Contract.

5.6 Subject to Articles 10 and 11 of this Contract, as regards paying the claim against damage, field processing and purchase agent, liquidated damages, the Vendor shall, within one month upon receiving the buyer’s written notice for claim, pay the amount to the buyer. If it hasn’t paid in due time, the buyer shall be entitled to deduct the claimed amount and its interests from the amount payable in the next time of payment.

9.2.2 The Vendor shall, 3 months before assembly of Plants jointly inspected by both parties, notify the buyer of the preliminary plan of inspection and assembly and the detailed plan should be proposed one month later. The buyer has the right of sending its representative at its own cost to the manufacturing factory of the Vendor and its technical support provider, for knowledge about Plant assembly, inspection, testing and package. In case the  buyer’s representative finds the Plant or any parts defective or non-conformable to standards or packing requirements as specified in this Contract, the representative has right to give his or her opinion, which should be given full consideration to. The vendor shall also take corresponding measures to guarantee the quality of delivery. The inspection and testing procedures shall be negotiated by the buyer’s representative together with the Vendor’s personnel. Due to its reasons, the Vendor fails to follow the above-mentioned procedures and notify the buyer, so that the buyer hasn’t adequate time for inspection. Then, the buyer is entitled to require the Vendor to postpone the ex-factory date of the main Plant according to actual situations.

10.3 After installation of each set Plant supplied, the Vendor shall be responsible for making the commissioning plan, arranging the order of commissioning, and conducting commissioning of single set and system, the last issue of which shall be under the sole responsibility of the Vendor for the actual operation. Afterwards, the wind farm system commissioning begins under the responsibility of the buyer, but the Vendor shall assist with full efforts, providing the key points for the Plant commissioning (including the commissioning outline, plan, technical measures and specific requirements for commissioning), which are subject to confirmation by the buyer. The actual operation shall be carried out by the buyer within a period not exceeding 6 months, during which, if all Plants and the whole set runs steadily, the full-load test run can conducted, as detailed in Appendices 1 and 5.

10.3.1 After installation of each set of Contract Plant, the Vendor shall be responsible for making the commissioning plan, arranging the order of commissioning, and conducting commissioning of single set and system, the last issue of which shall be under the sole responsibility of the Vendor for the actual operation. The Vendor shall solve the problems found in the commissioning within 2 months. If, for its own reasons, the Vendor delays the commissioning, it will be treated as equal to the delay of manufacturing time as per Article 11.9.

1.7 If, due to the reasons of the Vendor, after the performance acceptance test as specified in Article 10, each set of Contract Plant still can’t satisfy one or many indicators defined in Appendix 1 in the second acceptance test, the Vendor shall pay the liquidated damages, calculated as follows: compensation on the basis of the wind-power curve and plant availability.

(1) Power curve is evaluated as per a single set ≥ 96% in the power curve form, and 1% of the total contract price of the plant is paid as the liquidated damages for every 1% lower.

(2) The plant availability is the average availability of contract plant in the wind farm, and during the quality guarantee period, the average availability of the wind Generator Set shall be ≥96%, and 1% of the total contract price of the plant is paid as the liquidated damages for every 1% lower. The average availability of a single set within the quality guarantee period shall be ≥85%, and 1% of the total contract price of the plant is paid as the liquidated damages for every 0.5% lower. The two kinds of liquidated damages shall not be calculated at the same time, and whichever has the larger amount shall be implemented. If the average availability of a single set within the quality guarantee period is < 80%, the buyer is entitled to change another brand-new Generator Set at the Vendor’s cost or return the Generator Set. Now the Vendor shall indemnify the double of the contract price of the plant to the buyer.

12.2 The Vendor shall furnish the duplicate copy of the insurance contract 20 days before the first delivery. If the duplicate copy can’t be submitted due to the Vendor’s reason, the Vendor shall agree the buyer’s refusal of paying the freight and miscellaneous charges until it receives the duplicate copy.

14.8 Non Contractual Relationship

Whatever the Contract stipulates, it shall not be deemed as a contractual relationship existing between the buyer and any of the Vendor’s subcontractors for the buyer’s approval, confirmation, agreement or supervision of it.

14.9 Termination of Subcontractors

In case the buyer finds that the work any subcontractor of the Vendor doesn’t conform to the requirements of this Contract or has serious defects, the buyer shall be entitled to require the Vendor in written to terminate the subcontractor. The Vendor shall give reasonable explanations within 7 days upon receiving the buyer’s written requirement to the buyer’s satisfaction. If the buyer isn’t satisfied with or doesn’t accept the explanation, the Vendor shall terminate the subcontractor’s contract within 14 days upon receiving another notice of the buyer. The exercising of the foregoing right by the buyer shall not be subject to the restrictions of whether this subcontractor has been approved, agreed or confirmed by the Vendor.

15.9.2 The buyer shall not bear any liabilities for the claims, either direct or indirect, against the Vendor by a third party due to termination of a part of or the whole contract.

15.9.3 If the contract is partially terminated, the other parts shall be still valid and performed.

15.10 The obligations undertaken by both parties of the Contract shall not extend beyond the scope of this Contract. And one party of the Contract shall not make statements, descriptions, commitments or actions having binding force over the other party.

Phase I of Fengkou Wind Farm Project in Pinglu Constructed by Wuhan Kaidi Electric Power Co., Ltd.

Purchase Contract for Wind Generator Set

The buyer’s Contract No.: KG0809C-FD-PL-J001

Appendix 1：Description on composing and technical performance of contractual equipments

1. Spec. & model

Guoce Nordic DW1.0/56 system is grid connection Wind Turbine Generator System. Its rating power is 1.0MW, consists of horizontal axis, double blades, drum-type tower with upwind. Its service life of design is 20 years.

2. Technology description

Design aims of DW 1.0/56 is translating wind energy into electric energy adopting wind turbines of structure much lighter and simple than the traditional design. In this way it can compete with other wind turbines and energy source.

Material quantity used for wind generator should be direct proportion with the load born by the wind generator, thus the material utilization quantity must be the least. Fatigue loading during the normal operation is mainly limited by design of blade, wheel hub and yawing system.

Main function of yawing system is to make the blower fan towards the correct wind direction. Simultaneously, provide flexible damp connection for nacelle and turbine tower. Flexible and good damp design eliminates vibration accumulation caused by any load in the structure. At the same time, characteristics of the selected generator enables the possibility of reducing vibration generated by driving torsional moment; otherwise, the driving torsional moment will generate strong vibration under the impact of turbulent flow and shear wind.

When the Wind Turbine Generator System stops in the maximum wind speed, blower fan design must consider the ultimate load, ultimate load keeps a direct proportion with the exposed area in the wind. Two blades design under this environment has the least exposed area in the wind. According to the calculation of static state load, the load of blower fan under other situation is the same as the above: for example, over run in case of electric grid failure, fast change of wind direction and etc.

The Wind Turbine Generator System belongs to slender design. Blade, turbine tower and other parts are easy to generate vibration. In order to maintain low load, calculating carefully the characteristic frequency of all parts and aforesaid attenuation yawing system and generator vibration are very necessary. For the purpose of better dynamic characteristic of wind generator, the complicated service condition of the entire wind generator will need a large amount of computer calculation and simulation.

The fixed pitch speed loss type power regulation and control under high wind speed is an important character to realize simple design. Other important simple design will be realized through the integration of yawing system (this system doesn’t need very expensive yawing brake device commonly used in other large wind generator) and principal axis gear-box.

Chassis design provides a compact structure for blower fan, round section steel chassis connects with the gear casing with flange.

All the above-mentioned characters enable total weight of blower fan with double blades oscillation axis design 30% less than other wind generator with the same power.

Det Norske Veritas has authenticated the desi.

Blades

Blades are made of fibre glass reinforced resin. Bolt to the wheel hub through steel strap crimp connection to the blade root. Paint the external plastic resin layer of blade into grey and polish, and reduce air resistance.

Blade tip can be rotated through internal device, and stop the blower fan operation if necessary. Prevent the deflexion of blade tip through hydraulic pressure column of wheel axle under normal operation. The blade tip rotation can become spoiler through releasing the pressure of hydraulic cylinder if necessary.

Blade lightning protection is designed according to standards of IEC 61400-24 Ed 1.

Wheel hub

Design of wheel hub is compact with lighter weight, and distance from principal axis of gear-box to the center of wheel hub is short. Wheel hub is made of nodular cast iron. The so-called rocker design reduces the fatigue load of the entire wind generator.

Hydraulic pressure component in the wheel hub can control the blade tip, which can be overhauled through the manhole on the wheel axle. Power is supplied through slip ring. Elliptical hole on the blade flange can adjust the blade angle of attack. When maintenance is required, wheel hub can be locked.

Gear-box

Planet gear-box will increase low rotating speed of impeller to high rotating speed suitable for the generator operation. Gear-box includes also principal bearing, which makes the wind generator very compact. Gear-box flange is connected to the chassis composed with pipes. Adopt splash lubrication and realize heat emission by connecting radiator of generator with liquid heat emission circulation. Temperature sensor indicates oil temperature and closes the wind generator when oil temperature is too high. Sensor measures oil tank temperature and fast bearing temperature. Two system of heating devices installed on the oil tank area in order to preheat lubricant in cold weather.

High-speed shaft and machinery brake

Counter shaft is connected with brake disc and two flexible brake sheets. Two brake sheets adopt brake pad without asbestos. When hydraulic pressure device is releasing (passive system), brake sheet closes through spring. Control system will monitor the abrasion and malfunction of brake sheet.

Chassis and support cylinder

Steel welding round column chassis is very compact, and easy to be manufactured. Gear casing flange is connected to the front side of chassis, generator is connected to the back side of chassis, and lower part of chassis connects with yawing bearing through elastic material. Elastic material is used for absorption of vibration, so as to prevent the vibration of gear casing and generator being transmitted to the turbine tower, otherwise it may generate noise. Maintenance personnel can realize maintenance through manhole on the yawing bearing and chassis.

Nacelle

Nacelle provides an indoors maintenance space with a standing height for the maintenance person. The nacelle is bolted with upper part and lower part made of fibre glass reinforced polyester. The bottom of the nacelle should cover with non-slip mat; wall and ceiling in the nacelle have covered with materials that can absorb sound.

Prominence of chassis top can transfer equipment through door at the end of nacelle or the turbine tower. It can also be used to decrease the blade on the ground. Port at the end can use survival equipment for life rescue under emergency situation, such as, internal fire. There is a heat exchanger on the external top of nacelle for emitting surplus heat of gear casing and generator. The lightning rod and wind speed anemoscope are installed on the external top of nacelle. These equipments on the top can be maintained through the door of nacelle top.

Nacelle has set personnel safety rope tying point, including safety rope tying points to entering the nacelle and top.

Sealing of the nacelle is good, which can prevent the entry of blowing dust with reliable rain proof and moisture resistance.

Yawing system

Chassis is connected with nacelle through yawing bearing, and realize blower fan towards wind direction. Three planet gear-box will operate on the inside gear of yawing bearing driven by hydraulic motor.

Under all operation conditions – yawing or not yawing - yawing system realizes small breadth and damped weaving movement of the entire wind power nacelle. Only when maintenance is required, yawing system will be locked and no movement is allowed.

The yawing system has automatic unmooring function, the setting condition of yawing counter can guarantee automatic unmooring and reset after the cable reel, simultaneously, the system has set cable reel protection device, once the automatic unmooring function is failure, while cable reel to certain extent, the cable reel protection device will send accident signal of emergency stop.

Electric system

The electric system includes slip adjustable single speed asynchronous generator, inside variable resistor connects rotor coil. Slip range 1-5%, generator adopt liquid cooling method.

Power can be transmitted to the tower bottom through flexible cable enwinding to two directions.

Turbine tower

Column cone shaped turbine tower is welded with steel sheets. Maintenance personnel enter from the door on the ground. Vertical ladder is set in the tower, which is equipped with drop safe guardrail. Clean the surface of turbine tower by sand-sweeping and paint for corrosion protection, and color should be the same with blade.

According to the different situation on the spot, equip turbine tower with different height, so as to adapt to the situation on the island, bank and sea.

Control system

Control system is based on a microprocessor. Control system controls the operation of entire wind generator, as well as the wind generator stillness or idling in breeze, connect with generator under normal rotating speed, adjust orientation and wind direction of wind generator, and unmooring (by rotating the nacelle) if necessary, control all functions, turn off the blower fan in case of emergency or wind power too strong. Connect the blower fan control system through telephone line by using a set of PC with modem.

If the brake moment of generator disappears, if electric component failure or electric grid fluctuation, the blower fan will accelerate to high rotating speed. The control system can safely handle these situation and brake through complicated steps. The control system will send out common stop instruction if any parameter failure, such as electric grid voltage (electric grid failure), rotating speed, power, temperature, vibration and etc. Emergency stop will be implemented in case of control system failure through “Watch-dog” function. Control system machinery brake can be realized through cutting off the power of hydraulic pressure solenoid valve by releasing blade top hydraulic cylinder pressure. Blade tip acts through centrifugal force, while brake sheet acts through mechanical spring. When electric grid fails, brake will start due to power off. Any action of machinery brake or blade tip spoiler will make the wind generator to reduce to safe low rotating speed.

The final safety measure is that there is a safety valve in the hydraulic pressure component of wheel hub, it will release oil in the oil cylinder to control blade tip if hydraulic pressure is too high, at this time, and the blower fan stays in over speed status. And then spoiler function will reduce the blower fan rotating speed.

Hydraulic system

Hydraulic system mainly consists of hydraulic pump station, oil circuit, control component and actuating mechanism to be as the power of brake device. Brake device is installed on the fast axis, brake disc material should comply with the requirements of low temperature, and dynamic balancing test should be made before ex-factory. The unit has equipped with two independent brake system, so as to guarantee that any condition of the wind generator unit (including load off of electric grid failure) and wind wheel rotating speed stops at maximum rotating speed. Blade tip spoiler operates based on aerodynamic force principle, which will be used directly on the ferries wheel.

Lightning protection system

Figure of nacelle lightning protection system

Figure 8

Design standards of lightning protection system IEC 61400-24 Ed 1. The following part describes the entire system:
(1)
Blade will install standards lightning protection device of Denmark LM Company in the vicinity of blade tip. Receiver will connect with blade root through cable. Blade root will connect with wheel hub through cable.

(2)	Wheel hub connects with grounding end in the main control cabinet through slip ring.

(3)	Nacelle top device lead cooling water to air cooler, wind power sensor grounding (lower part of nacelle).

(4)	Generator will earth through main control cabinet. Main control cabinet includes also the rheostat installed between generators and grounding. Rheostat exists between 220V and grounding.

(5)	Chassis connects with foundations through special cable.

(6)
Main control cabinet of electric apparatus connected with grounding steel bar to the foundation. Main control cabinet also includes rheostat installed between generator and grounding. Rheostat exists between 220V and grounding. If any over pressures, rheostat connects quickly with grounding.

(7a)	Diameter to connect foundation cable 185 mm2

(7b)	Nacelle connects with turbine tower through slip ring

(8)	Fast axis electric separation

Figure of lightning protection system of tower foundation

Figure 9

(9)	Grounding cable diameter connecting to foundation is 185 mm2.

(10)	Grounding cable diameter connecting to transformer is 240 mm2. Transformer Y connects at 690V side.

(11)	Turbine tower flange connects with grounding steel bar of power distribution cabinet of the turbine tower.

(12)	Grounding steel bar will be installed in the cabinet of the tower bottom and install breaker.

(13)	Grounding copper wire ring. If other grounding system will be selected, the grounding copper wire ring can be replaced.

Monitoring

The operation of wind generator is realized through the panel installed at the nacelle and tower bottom and LCD display. These controls include starting, switch-off, switching to manual mode and confirmation of error message. These functions may also be fulfilled through remote telephone line. Monitoring system also provides basic parameter statistics for generator’s run including generating capacity, wind power and failure history etc.

Electric connection

The system adopts generator -transformer group wiring mode, box transformer will be outlay.

Frequency: 50Hz (+2/-2Hz)

Voltage: Un±10%
Flicker: GB12326
Harmonic wave: GB/T14549

Noises

Sound power                104 dB(A)

40dB (A) distance        470m

Electric system diagram

Figure 11: Main components of electric system

3. Collectivity technical data of Wind Turbine Generator System

No.	Description	Unit	Specifications
1	Wind Turbine Generator System
1.1	Manufacturer		Wuhan Guoce Nordic New Energy Co., Ltd.
1.2	Model		DW1.0/56
1.3	Rated power	kW	1000
1.4	Impeller diameter	m	56.5

1.5	Cut-in wind	m/s	4
1.6	Rated wind speed	m/s	15
1.7	Cut-out wind speed (10min mean value)	m/s	25
1.8	Cut-out limit wind speed(5sec mean value)	m/s	30
1.9	Maximum wind speed proof (5sec mean value)	m/s	60
1.10	Design service life	year	20
1.11	Operating temperature	°C	-40—40
1.12	Quantity installing the same type of blower fan (China)	Set
2	Blade
2.1	Blade material		Fiber glass reinforced resin
2.2	Blade amount	Piece	2
2.3	impeller rotating speed	rpm	25
2.4	Linear speed of blade tip	m/s	70
2.5	Blade length	m2	25.8m,adding 1.25m extension joint
2.6	Swept area		2461
2.7	Rotation direction (look from the upper wind)		Clockwise
3	Speeding increase gearbox
3.1	Number of gear stages		3 grades, 2-stage star, 1 stage parallel axes
3.2	Transmission ratio of speeding increase gearbox		62．4
3.3	Rated power	kW	1000
3.4	Model of lubricant		Mobil SHC 632
3.5	Lubrication type		Oil-splash lubrication
4	Generator
4.1	Type		Asynchronous generator
4.2	Rated power	kW	1000
4.3	Rated voltage	V	690
4.4	Rated frequency	Hz	50
4.5	Rated rotating speed	rpm	1500-1600
4.6	Rated slip		1-5%
4.7	Power actor (cosφ)		0.98-1 (capacitance compensation)
4.8	Protection degree		IP54
4.9	Lubrication methods		Charge lubricating grease periodically
4.10	Model of lubricating grease		Mobiltemp 1
5	Brake system
5.1	Primary brake system		Pneumatic brake of blade tip
5.2	Secondary brake system		Fast axis mechanical disc brake
5.3	Brake protection mode		Hydraulic release /decompression brake
5.4	Hydraulic oil Model		SHC 524
6	Yawing system
6.1	Type /design		Hydraulic drive
6.2	Control		Passive /initiative wind
6.3	Lubrication methods		Charge lubricating grease periodically
6.4	Lubricating grease Model		Mobilux EP2

6.5	Yawing speed	Degree /second	0~2 adjustable
6.6	Anemoscope model		Thies 4.3518.00.000 NPN with heating
6.7	Weather blade model		Carlo GavazziDWS-D-DDC13 with heating
7	Control system
7.1	computer cabinet type/design
7.2	Manufacturer /control software development
7.3	Software control interface		English interface
7.4	Compensation capacitance
7.5	Rated capacity		336
7.6	Group number		8
7.6.1	Power factor of rated output		0.98 ~ 1
7.6.2	75% power factor of rated output		0.98 ~ 1
7.6.3	50% power factor of rated output		0.98 ~ 1
7.6.4	25% power factor of rated output		0.98 ~ 1
8	Lightning protection
8.1	Lightning design standard		IEC 61400-24 Ed 1
8.2	Lightning protection measures		Lightning protection for blade tip and etc.
8.3	Grounding resistance of blower fan	Ω	≤4
9	Tower
9.1	Type		Welding steel pipe, painting
9.2	Top /bottom diameter	m	1880/3200
9.3	steel plate	mm	10-20
9.4	Tower material		S355 J2G3
10	Color of appearance		RAL7035
10.1	Weight
10.2	Nacelle (excluding impeller )	t	29
10.3	Generator	t	4.5
10.4	Speeding increase gearbox	t	10.5
10.5	Blade	t	4
10.6	Impeller	t	17
10.7	Up section tower	t	20.1t, 34m
10.8	Down section tower	t	36.9t, 34m

Appendix 2 Supply scope of the seller and itemized price

1. Supply scope of the seller and price ( RMB yuan)

Itemized price of the first batch

S.N.	Item	Type or specification	Quantity	Unit price (10 000 Yuan)	Total (10 000 Yuan)

1	Wind turbine generator system	DW1.0/56	10 system	575	5,750

2	Central monitory system	DW-CT02	1 set	70	70

3	Spare parts		1 batch	-	37

4	Expandable products		1 batch	-	10

5	Special tools		1 set	-	43

6	Training (at home or abroad)		150 persons/day	-	24

7	Installation and adjustment instruction		Entire process of installation and adjustment	10	10

8	Rented assembling and disassembling tools		10 system	2	20

9	Quality guarantee technical service	30 months		-	74

10	Technical documents		10 system	0.1	1

11	Transport and insurance	To wind farm field	10 system	24	240

12	Total for the value of contract of the first batch	62,790,000 Yuan

Itemized price of the second batch

S.N.	Item	Type or specification	Quantity	Unit price (10 000 Yuan)	Total (10 000 Yuan)

1	Wind turbine generator system	DW1.0/56	40 system	575	23,000

2	Spare parts		Entire process of installation and adjustment	4	160

3	Rented assembling and disassembling tools		40 system	2	80

4	Quality guarantee technical service	24 months		-	1,207

5	Technical documents		40 system	0.1	4

6	Transport and insurance	To wind farm field	40 system	24	960

7	Total for the value of contract of the second batch	25,411,000 Yuan

Origin of components and parts:

S.N.	Name of parts	Place of origin	Unit price (Yuan)	Note
1	Wheel hub and fittings	Luoyang	388,000
2	Driving chain (including gearbox)	Germany	1,828,310
3	Chassis of nacelle	Luoyang	297,000
4	Shell of nacelle	Qinyang	196,000
5	Yawing system	Luoyang	376,000
6	Hydraulic device	Hydac, China	72,000
7	Electric system (including motor)	Germany	786,520
8	Control system	Denmark	456,170
9	Blade	Baoding	1,100,000

Foundation design and technical instruction of foundation construction

The seller designs the foundation drawing and is responsible for the quality. Make foundation design, submit foundation construction drawing and technical specifications and grounding design, and disclose foundation design and dispatch technicians to the site to offer all-the-way technical instruction to each construction unit (not more than two at most) for the construction of the first foundation and put forward suggestions and advice to the buyer for the problems found during the construction process according to the survey report of soil at each engine location. For other foundations, the buyer shall strictly construct according the procedure and requirement of the first foundation construction. Technicians of the seller will go to the site regularly and propose suggestions and advice to the buyer according to construction situation in written form.

Micro-location selection

The seller selects the site for wind generator according to the terrain and wind-measuring materials offered by the buyer. The selected Micro-location should try to maximum annual generating power of wind farm, and the error of different wind generator’s generating power does not exceed 10% at equivalent conditions. If it is restricted by the site terrain and area and the calculated productivity of any chosen generator location does not reach the requirement of being below 10% in error, the seller shall inform the buyer and solve the problem through negotiation. The seller offers the calculation of the annual generating power by each wind generator according to the Micro-location selection.

Technical instruction of design and fabrication of turbine tower

The seller submits design drawings and technical specifications of turbine tower and is responsible for the design quality. The seller discloses and communicate materials about turbine tower design/fabrication and dispatches technicians to the manufacturing plant the site to offer all-the-way technical instruction to each manufacturing plant (not more than two at most) for the first foundation and put forward suggestions and advice to the buyer for the problems found during the manufacturing process. For other turbine towers, the buyer shall strictly construct according the procedure and requirement of the first turbine tower manufacturing. Technicians of the seller will go to the factory regularly and propose suggestions and advice to the buyer according to manufacturing situation in written form.

Technical instruction of hoisting operation of the system

The seller is responsible for hoisting the generator system, including drawing up hoisting design and plan, hoisting worker and preparation of equipment. The seller shall propose suggestions and advice about the hoisting design and plan to the buyer and dispatches technician to the site within the time designated by the buyer to offer technical instruction about hoisting of generator set. When hoisting the first set, technician of the seller must provide all-the-way technical instruction and put forward suggestions and advice to the buyer in written form according to the hoisting situation after the hoisting is over.

Installation, debugging and reliability operation of the generator system

Installation, debugging and reliability operation of the generator system shall be completed by the seller who is responsible for the quality. Adjustment of equipment shall be completed by the foreign side. The buyer shall dispatch workers for cooperation if the seller requests.

Production and connection of 690V dynamic cable joints of each section of turbine tower, connection between liaison interface within the system and cable of central monitoring system, production and connection of 690V transmission cable joints connected to the low-voltage distribution cabinet and box transformer substation entering the generators from outside of generators are finished by the buyer, and the seller offers technical instruction.

During the installation, debugging, reliability operation process, the seller shall inspection for failure, analyze reasons, eliminate failures and replace damaged parts if failure and damage appear due to the seller’s reason.

Monitoring system must be fully functional and put into normal use before the first generator goes into reliability operation.

Quality guarantee period

After the system pass reliability operation that is consecutive, unfailing, safe and stable for 360 hours and the pre-acceptance certificate is issued, the seller begins to offer quality guarantee period service in accordance with the contract, including guarantee of availability and power curve, failure inspection and elimination and repair of system, replacement of damaged parts, regular maintenance of system, upgrading of control software or adjustment of control interface’s displaying content according to the existing function of the system by the requirement of the buyer.

During the quality guarantee period, the seller shall provide written report about the wind farm to the buyer at the beginning of each month, which summarizes each and every generator’s running situation (including availability, power curve and shutdown caused by failure) in last month. The buyer may exchange advice with the seller about the problems reflected in the running report.

Staff arrangement and time for regular maintenance within quality guarantee period:

The first time: 1 month after debugging. 2 persons 1 day for each wind generator

The second time: 6 months after debugging. 2 persons 2 day for each wind generator

The third time: 12 months after adjustment. 2 persons 2 day for each wind generator

The fourth time: 18 months after adjustment. 2 persons 2 day for each wind generator

The fifth time: 24 months after adjustment. 2 persons 2 day for each wind generator

The contents for regular maintenance include:

Inspection and repairing in the first month:

•	Inspection tightness of bolts (100%)
•	Adjustment of direction-adjustment system
•	Replacement of oil filterer of gear box

Half-year inspection and repairing

•	Inspection electric control cabinet, clean or replace air filtering net,
•	Inspection sensor and test protective function,
•	Inspection and adjust direction-adjustment system
•	Lubrication, adding oil (generator, yawing)
•	Inspection blade appearance (internal and external)
•	Inspection generator and replace carbon brush
•	Inspection gear box, change oil filterer and take oil sample
•	Inspection slip ring and maintenance

•	Inspection brake system
•	Inspection hydraulic system

One-year inspection and repairing

•	Inspection electric control cabinet, clean or replace air filtering net, and inspection cable and all electric parts
•	Inspection tightness of bolts (10%)
•	Inspection tower frame and parts and attachments
•	Inspection sensor and test protective function,
•	Inspection and adjust direction-adjustment system
•	Lubrication, adding oil (direction-adjusting, generator), replace oil of yawing gear box.
•	Inspection blade appearance (internal and external)
•	Inspection nacelle and wheel hub
•	Inspection generator and replace carbon brush
•	Inspection gear box, replace oil filterer, take oil sample, and inspection oil pipe system and replace gear box oil every 3 years if necessary.
•	Inspection slip ring and maintenance
•	Inspection brake system
•	Inspection hydraulic system, and replace hydraulic oil filterer
•	Inspection attached facilities such as small hoist, fire extinguisher and safety facilities.

Technical training

The technical training that the seller offers refers to that the buyer’s staff received at the training center abroad. See the technical training plan offered by the seller in appendix 4 of this contract for specific time of the technical training.

Technical materials

The seller shall offer technical materials for the buyer for the purposes of completing system transport, foundation construction, tower frame fabrication, hoisting, installation and running. Basic construction drawing shall meet the requirement of applicable China design and construction specifications and may be directly applied to on-site construction. Design drawing of turbine tower shall be convenient for the manufacturer to draw up drawing transformation and processing technology.

See appendix 3 of the contract, technical materials and relevant documents offered by the seller for technical material list and required time for submission by the seller.

Contents for the first design liaison meeting

•	Goal and main task of project
•	Working scope of both parties
•	Execution plan of the seller for the project
•	Execution plan of the buyer for the project
•	Foundation design

•	Arrangement of wind farm electricity (including central monitoring system)

Others

Positions for electric and communicative interfaces to wind generator etc. need to be determined by the foreign party.

Appendix 3 Technical materials and relevant documents offered by the seller

Technical materials the seller offers must belong to the same type of the products.

The list for the technical materials the seller offers is as follows:

▪	Product instruction for wind turbine generator system
▪	Grid connection data
▪	Installation manual
▪	Operation/maintenance manual (electric manual\mechanical manual must meet the demand of the buyer for disassembling and installing equipment)
▪	Specifications of cable (domestic equivalent specifications need to be provided)
▪	Specifications of transformer
▪	Specifications of fibre cable (domestic equivalent specifications need to be provided)
▪	Construction drawing for wind generator foundation
▪	Entire set of design and processing drawings for turbine tower
▪	Instructions for equipment package, hoisting and transport schematic, and packing materials, including transport precautions.

There must be detailed packing list within each packing box.

▪	Operation and maintenance manual has already contained contents about safety and technology.
▪	Outline of wind generator debugging

There should be five copies of all technical materials in Chinese.

Appendix 4 Technical training

1. Training at seller’s factory

Training courses:

(1)	Safety training;

(2)	Principles of set structure and major parts;

(3)	Training about wind generator’s operation and maintenance;

(4)	Training about failure treatment of wind generator;

(5)	Training about principles of control system

Training time: within 2 months before delivering goods from factory

Theme	Content

Product knowledge – wind generator	Description of wind generator and its parts

Product knowledge – wind farm	Description of wind farm and its sub-system and parts

Product knowledge – electric system	Electric and electronic system, including sensor, brake, transformer and preventive lighting etc.

Product knowledge – blade	Description of blade, including brake and seesaw function

Product knowledge – hydraulic system

Assembling of nacelle; practice (assembled in work shop)	Participate in assembling system

Introduction of control system	In the assembling factory

Introduction of common failure inspection and repairing

Hoisting and commissioning	At wind farm field

Detailed training contents are determined at the first technical liaison meeting.

Appendix 5 Requirement and treatment of seller’s technicians

1.	In order to make the construction of the contractual system to go smoothly. The seller shall dispatch experienced technicians capable of on-site work to the site for technical service.

2.
If the seller’s technicians are foreign citizens, the seller shall inform the buyer of their personal information such as name, sex, date of birth, nationality, visa No., specialty, profession, working site and language 2 months before they come to China for the convenience of buyer’s assistance and confirmation. 7 days before they come, the seller shall inform the buyer of their name, correct starting date, flight number, correct arriving time, luggage quantity and weight etc. If they are Chinese citizens, the above contents shall be informed of the buyer prior to one month.

3.
The seller shall designate one on-site representative from its dispatched technicians to be in charge of solving technical problems related to the contractual system. Without approval of both parties, the general on-site representatives of both parties do not have the right to change and modify the contract.

4.	On-site work is based on the applicable standard technical requirement of the buyer’s country. The seller shall not refuse or delay the work with foreign applicable or enterprise standards.

5.
After the technicians of the seller arrive at the site, they shall determine working plan according to the construction period prepared by the buyer. Any needed modification for working plan shall be determined by on-site representatives of both parties through negotiation. Technicians of the seller shall develop work according to the agreed working plan by both parties. The buyer is responsible for project progress and coordination of each construction party.

6.
The seller’s technicians shall explain technical materials, demonstrate if necessary and answer technical questions raised by the seller during the period of foundation construction, tower frame manufacturing, installation, adjustment, reliability operation, acceptance test, operation, and maintenance period of the contractual set.

7.	The seller’s technicians shall help train the staff for the contractual system’ installation, adjustment, production, equipment repairing and analysis.

8.
The technical instructions the seller’s technicians offer should be correct. For any equipment damage caused by incorrect technical instruction, the seller is liable for offering new technical instruction or being deducted from the related charged technical instruction fee according to the actual loss of the buyer, but the compensation sum does not exceed the total sum of the technical service fee at most. This penalty is the only penalty that the seller shall bear for this item.

9.
For working progress, major work finished everyday, occurred problems or accidents and solutions, they shall be recorded in Chinese or in both Chinese and English in working log, one in original and two in duplicate copies where are held by each party respectively.

10.	The buyer shall assist the technicians of the seller to apply for needed procedures for staying in China and entering and departing from China, but all the fees are born by the seller.

11.
The buyer shall assist the seller’s technicians to take care of proper amount of personal or public daily articles, import and export procedures for tools and instruments needed for technical materials and service, but the related fees are born by the seller. The seller shall inform the buyer in advance of the above mentioned product name, specifications, amount, weight, airway bill number, value and import and export date.

12.
The buyer shall provide necessary facilitations such as food, housing with furniture and hygiene facilities, offices, labor protection appliance, necessary working tools, transport tools and interpreters at working site. All the fees shall be born by the seller.

13.	Others

•
If any technician is not qualified, the buyer has the right to ask the seller for replacement. The seller shall complete it within one week after the buyer’s requirement for replacement; otherwise it will be treated according to the punishment ratio of article 12.4.2.

•	Under the conditions of not affecting working site’s technical service and acquiring the buyer’s approval, the seller may replace its technicians but bearing fees by itself.
•	Seller’s technicians with foreign nationality shall observe the laws, rules and regulations of P.R.A. at the working site during the period staying in China.
•
Life insurance of the seller’s employees shall be born by the seller. During the execution period of the contract, in case the seller’s on-site employees are sick or have accidents, the buyer shall actively take measures to take care or help, but the liabilities and fees are born by the seller.

Appendix 6 Treatment of buyer’s employees

1.	The seller agrees to accept the following technicians to be trained in technologies at the seller’s offices and factories:

Number: 5
Days: 30

2.
During training period, the seller shall designate capable technicians experienced in technology to instruct the technicians of the buyer technologically and explain to them any possible technical problems when executing this contract.

3.
The seller shall submit primary plans for technical training, design liaison and factory inspection to the buyer 2 months before training. The buyer shall inform the seller of the name, sex, date of birth, nationality, title and specialty of the seller’s technicians 1 month before technical training, design liaison and factory inspection. The final training plan shall be decided according to the actual need of the buyer’s technicians through negotiations by both parties.

4.
The seller shall guarantee that the buyer’s technicians can be trained on different posts so that they can understand and grasp technologies, operation, inspection, repairing, and maintenance skills of contractual system. Before training starts, the seller shall explain operation rules and work precautions to the trainee in detail.

5.
During training and working period, the seller shall provide necessities needed for technical training, design liaison and for factory inspection such as test instruments, tools, technical materials, drawings, parameter data, uniforms, protective tools and proper offices.

6.
The seller shall provide round-trip tickets, housing, food and transportation tools to the buyer’s technicians, with relevant fees assumed by the seller. If the seller provides training abroad, it shall provide medical insurance for the buyer’s technicians during the period abroad. During the period from the buyer’s technician’s arrival and departure from the destination countries, the seller shall pay 180 U.S. dollars living fees including accommodation fees etc. to the buyer’s technicians, i.e. the accommodation and food fees of the buyer’s technicians during this period shall be assumed by the seller and directly paid according to this standard. If the training is made at home, the living fee for each person per day is RMB 300 Yuan.

7.	The seller shall assist the buyer’s technicians to apply for visa for entering and departing from the seller’s country.

8.
The seller shall take necessary measures to guarantee the safety of the buyer’s technicians in its facilities (office, work shop and training centre) during working days and the period of visiting wind farm and wind generator parts factory arranged by the seller. If the buyer’s employees are sick or have accidents during the training period in the seller’s factory, the buyer shall actively take measures to take care or help, but the liabilities and fees are assumed by the buyer.

9.	During the technical training period, for the theoretical leaning in classroom, the seller will provide related learning materials and teaching materials to the buyer.

Appendix 7: Delivery schedule of contractual equipments and project schedule

No.	Contents	Seller schedule	Remarks
1	Micro-location selection	The 4th week after signing the contract	The Seller will confirm the micro-location selection scheme put forward by the Buyer
2	Provide foundation design for wind generator	The 4th week after signing the contract	The Seller will carry out technical exchange with the Buyer
3	Provide detailed tower manufacturing information	The 4th week after signing the contract
	First liaison meeting	The 7th week after signing the contract
4	Second liaison meeting	The 8th week after signing the contract
	Third liaison meeting	The 12th week after signing the contract
7	First batch of equipment	Deliver goods before December 31, 2007, deliver 2 system every 7 working days
9	Equipment hoisting, installation completed	First batch on March 10, 2008
10	Equipment commissioning, start commissioning	First batch on March 11, 2008
11	Second batch of equipment	Goods arrival before June 30, 2008 Goods delivery plan will be informed by the Buyer
1 month after the completion of equipment commissioning
3 months after the completion of equipment commissioning
12	Regular maintenance	6 months after the completion of equipment commissioning
12 months after the completion of equipment commissioning
18 months after the completion of equipment commissioning
24 months after the completion of equipment commissioning

Appendix 8 Inspection standard and method

1.	inspection and test plan

The seller shall provide equipment quality control and test plan and equipment inspection standard to the buyer. The test plan includes all quality controls to be adopted on parts and the whole machine during the process of part production, assembly, transport, installation, adjustment and reliability operation. Plan timetable is to be listed and test plan shall list the test contents about major suppliers, sub-contractors or independent test organizations.

2.	Factory inspection

•
The seller must strictly inspection and test production connection within factory. The contractual equipment provided by the seller must be issued with quality certificate, inspection record and test report, and as an assembling part of quality proving documents for delivery.

•	The scope of inspection includes raw materials and factory entrance of elements and parts, component processing, assembly, test until factory acceptance.
•	The buyer has the right to participate in the inspection of major parts and wind generator assembly process at the production site of the seller.
•	The seller shall provide assembly experiment of each wind generator, acceptance report of ex-factory and adjustment report in factory.
•	The seller is obligatory for providing quality certificate and technical documents of the complete machine and parts to the buyer.

3.	On-site inspection

On-site inspection refers to the wind generator equipment inspection upon arriving the buyer’s shipping port and installation site.

•
After the equipment is transported to the shipping port of the buyer, both the seller and the buyer shall inspection whether the external packing is damaged. The seller is responsible for repairing in case of damage.

•
The seller’s equipment packing must meet the requirement for domestic land transportation to the arranged site. The seller shall assume the fees if it does not meet the transport conditions. After the equipment is transported to the installation site of the buyer, both parties jointly inspection whether the external packing is damaged. The seller shall assume the penalty if the damage is not caused by transport.

•
After the equipments arrive at the site and inspectioned through custom and commercial department, both parties inspection components of wind generator and sign the recording table of delivery situation.

•	If situations such as wrong types or shortage of equipments are found, all the liabilities are born by the seller.
•
After completing equipment hoisting, the seller’s employees are responsible for installation and adjustment of wind generators. The seller shall perform the adjustment with the participation of the buyer’s employees. After adjustment is completed, the seller shall sign on the adjustment report and submit it to the buyer, and inform the buyer of the completion and that the 360-hour reliability operation may be conducted.

4.	Reliability operation

•
After the completion of debugging, single wind generator shall begin within 5 days the reliability operation for 360 hours. If reliability operation is not made after 5 days, the buyer will consider that this equipment is not qualified.

•
The standard of reliability operation is that single wind generator runs consecutively, stably, safely and unfailingly for 360 hours. Wind generator’s automatic and customized remote restoration and manual restoration needing no repairing or replacement for any part are allowed during this period. Any shutdown through the above mentioned restoration can later be re-run will not be considered as failure, but the accumulated shutdown time through restoration correction may not exceed 6% of the time for reliability operation.

•
During reliability operation period, the accumulative power-generating time of wind generator shall not be less than 180 hours. If the time is not sufficient, the reliability operation will extend to 180 hours for accumulated power-generating time, but the extended time does not exceed 240 hours at most.

•
During reliability operation period, any failure of the seller’s equipment shall not appear (i.e. after shutdown, wind generator can not be re-run through restoration without repairing or replacement of components.) once failure appears, the reliability running time will be re-recorded.

•
After each set passes consecutive 360-hour unfailing consecutive stable running, the buyer, the seller and the final user will sign pre-acceptance certificate of this set to prove that this set has passed the inspection of reliability operation.

•
If reliability of any set does not reach all the indexes and requirements specified in the contract, the seller shall repair or replace immediately and this set will be re-tested for reliability operation. When the unit re-reaches the indexes and requirements for reliability operation pre-acceptance, the buyer signs “passed” certificate on the pre-acceptance certificate.

Appendix 9 Inspection of power curve and availability

I. Inspection of power curve

1. Power curve

See the following table for the guaranteed power curve of this contract by the seller. This power curve is based on standard air density 1.225 kg/m3.

Wind speed m/s	Power kW
4	0
5	24
6	110
7	210
8	326
9	450
10	586
11	722
12	838
13	928
14	989
15	1024
16	1038
17	1037
18	1030
19	1021
20	1011
21	1003
22	996
23	991
24	989
25	989

2. Calculation and inspection method for power curve of wind generator

During the quality guarantee period, the seller’s guarantee value on power curve is more than or equal to 95% of the calculated amount of power generation on the basis of guaranteeing the power curve.

If the buyer has questions about the power curve of any set, it has the right to raise the question in the quality guarantee period and to measure the power curve by employing an internationally famous test organization (such as Garrad Hassan, PB Power or MEASNET member) according to the IEC 61400-12 standard on its own expenses. This test shall not affect the proceeding of quality guarantee period. If the result of the test shows that the set does not reach the guaranteed value on power curve:

•	The seller shall compensate the buyer the fees for conducting the power curve test.
•	The seller shall pay penalty for not reaching the guaranteed power curve value to the buyer in accordance with article 10.12 of the contract.

Formula for validating guaranteed power curve value:

                                                    Validating generating capacity (S) (unit: KW/H)

Actual guaranteed value (W) = —————————————  ×100%

                                                    Guaranteed generating capacity (S) (unit: KW/H)

Validating generating capacity (S) = wind frequency (WF) for calculating generating capacity × power curve value validated by a third party

Guaranteed generating capacity (B) = wind frequency (WF) for calculating generating capacity × power curve value validated by the seller.

Calculation of power amount shall be conduced with EXCEL or ALWIN. Wind frequency used for calculating power amount use vibound distribution or on-site actual wind frequency (wind measuring data require no less than one year) approved by both parties. This calculation shall be made by an independent authentification organization.

II. Inspection of availability

During quality guarantee period, the seller’s guarantee value for availability is more than or equal to 97%.

1. Calculation of availability

The formula for calculating availability is as follows:

× 100%,

Among which

A      availability [%]

P       statistical time part after modification The time part is the Gregorian calendar year, i.e. 8760 hours for general year and 8784 hours for leap year.

T       Total shutdown time, total shutdown time within P.

N       shutdown time not caused by the seller

N	Definition (for shutdown time not caused by the seller)

•	Grid interruption and invalidity besides normal grid parameters
•	Grid shutoff within plan
•	Failure of main transformer (if within the buyer’s scope of supply)
•	Maintenance (24 hours/year at most)
•	Test or expert study required by the buyer
•	Measurements proposed or required by the buyer

•	Shutdown of generator system caused by official requirements (such as noise class, flickering shadow.
•	Icing
•	Wind speed lower than cut-in wind speed
•	Wind speed higher than cut-in wind speed
•	Any shutdown caused by the buyer
•	Shutdown caused by the remote liaison problems within the obligation of the buyer
•	Lightening
•	Deliberate destroy or malicious damage
•	Storm
•	Environmental conditions beyond situations specified by “wind farm climate” documents
•	Stealing and theft
•	Strike, rebellion, domestic riot and civil war whether stated in advance or not
•	Earthquake and flood
•	External fire and explosion
•	Impact and crash caused by aircraft or other falling objects
•	Casting loose of cable
•	Self-test of system

Appendix 10 Special tools, spare parts and expandables

1. List of special tools (RMB Yuan)

Name	Name	Specification	Quantity	Unit	Unit price	Total price
1	Flat sling	3T-5 m	2	Piece	460	920
2	Prolonged nylon sling	10T-20M	2	Piece	4,800	9,600
3	Flat sling	10T-10M	2	Piece	2,800	5,600
4	Lifting wire rope	30T*5M	4	Piece	1,200	4,800
5	Hydraulic torque wrench	HYTORC	1	Set	180,000	180,000
6	Electric torque wrench	Makita 6910	2	Set	5,400	10,800
7	Manual torque wrench	700-2000N.M	1	Set	1,800	1,800
8	Manual torque wrench	350-1000N.M	1	Set	1,500	1,500
9	19mm sleeve head	3/4"24mm	2	Piece	38	76
10	19mm sleeve head	3/4"27mm	2	Piece	39	78
11	19mm sleeve head	3/4"30mm	2	Piece	43	86
12	19mm sleeve head	3/4"32mm	2	Piece	45	90
13	19mm sleeve head	3/4"36mm	2	Piece	53	106
14	19mm sleeve head	3/4"41mm	2	Piece	59	118
15	25mm sleeve head	1"32mm	2	Piece	45	90
16	25mm sleeve head	1"36mm	2	Piece	53	106
17	25mm sleeve head	1"41mm	2	Piece	59	118
18	25mm sleeve head	1"46mm	2	Piece	75	150
19	Blade protective tool	DW-T-B001	1	Piece	11,000	11,000
20	Slinger	10t	4	Piece	12,000	48,000
21	Special hoisting tool for tower frame	DW-T-T001	2	Piece	10,000	20,000
22	Special hoisting tool for nacelle	DW-T-N001	4	Piece	15,000	60,000
23	Back safety belt		10	Suit	6,000	60,000
Total						415,038

2. List of spare parts (RMB Yuan)

S.N.	Equipment name	Unit	Quantity	Price
1	Spare part kits for control system, each set contains:	Set	1	56,000
	Wind speed sensor and shielding cable		4
	Wind direction sensor and shielding cable		4
	WP 3000 computer		1
2	Electric spare part kits, each set includes:	Set	1	43,000
	Breaker		1
	Soft connection parts of power grid		1
	Capacitor and contactor		1

	Induction sensor		6
	Fuse (of different categories)		6
	Motor contactor		2
	Protective device for motor overload		4
	Soft starter of motor		4
	Protective device for motor short-circuit		4
	Relay		4
3	Spare part kits for yawing system, each set contains:	Set	1	21,000
	Hydraulic station of yawing system		1
4	Spare part kits for hydraulic mechanism, each set contains	Set	1	43,000
	Wheel hub hydraulic station	Piece	1
5	Other spare part kits, each set includes:	Set	1	24,000
	Safe valve of blade tip		10
	Rotation coupling device of blade tip		1
	Water pump		1
	Oil pump of main gear		1
	Brake pad		4
	Brake block including sensor		1
Total				187,000

3. Consumables list (RMB Yuan)

No.	Name.	Model	Unit	Quantity	Price/unit	Price
1	Hydraulic oil	SHC 524	Barrel	20	250	5,000
2	grease used for generator	Mobiltemp 1	Barrel	10	300	3,000
3	Grease used for yawing bearing	Mobilux EP2	Barrel	10	300	3,000
4	Master gear lubricant	SHC 632	Barrel	20	180	3,600
5	Master gear lubricant filter	DW-HP-4019	Set	4	1,800	7,200
6	Yawing lubricant filter	DW-HP-4020	Set	4	3,000	12,000
7	Wheel hub hydraulic oil filter	DW-HP-4021	Set	4	3,000	12,000
8	Elastic component of oscillation bearing	DW-HP-4022	Set	8	11,300	90,400
Total						125,200

Appendix 11: Acceptance certificate form

Guoce DW1.0/56 Type Wind Turbine Generator System

Acceptance Certificate

Wind Turbine Generator System Model

DW1.0/56

No. of Ex-factory	Date of Ex-factory

Manufacturer: Wuhan Guoce Nordic New Energy Co., Ltd.

Project title: Longjiang Wind Farm

Guoce Nord DW1.0/56 type Wind Turbine Generator System is manufactured by Wuhan Guoce Nordic New Energy Co., Ltd. and is responsible for the installation guidance and commissioning, since the date of commissioning completion, it will undergo 500h commissioning. The Wind Turbine Generator System will enter into quality warranty, and then the Seller will not be responsible for the operation and maintenance responsibility. After the certificate is signed by representatives of both Buyer and Seller, it will have the legal force, both Buyer and Seller should implement strictly.

Seller’s representative:	Buyer’s representative:

Date:	Date: